AS FILED WITH THE SECURITIES AND EXCHANGE
                          COMMISSION ON APRIL 3, 2000.

     ====================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               Amendment Number 2

                         POWER SAVE INTERNATIONAL, INC.
                 (Name of Small Business Issuer in Its Charter)


       NEVADA                        3629                      88-0227424
   (State or Other        (Primary Standard Industrial     (I.R.S. Employer
   Jurisdiction of        Classification Code Number)     Identification No.)
  Incorporation  or
    Organization)

                                5800 NW 64 Avenue
                                Building 26 #109
                             Tamarac, Florida 33319
                                 (954) 722-1615

                                   -----------
                              ____________________
                             Scott Balmer, Chairman
                         POWER SAVE INTERNATIONAL, INC.
                                5800 NW 64 Avenue
                                Building 26 #109
                             Tamarac, Florida 33319

                                   -----------
                          COPIES OF COMMUNICATIONS TO:
                    State Agent and Transfer Syndicate, Inc.
                   Attention: Jed Block, phone (775) 882-1013
                       318 North Carson Street, Suite 214
                              Carson City, NV 89701
                                   -----------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed         Proposed
                      Amount to    Maximum          Maximum
Title of Each         Be           Offering Price   Aggregate       Registration
Class of Securities   Registered   Per Security     Offering Price  Fee
to be Registered

Common Stock, par
Value $.03 per share    1,000,000           $5.00       $5,000,000        $1,390

     Includes no shares of Common Stock which the Underwriters have the option to purchase from the Registrant to cover over-allotments, if any.

                            _________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. Subject to Completion dated _________

POWER  SAVE  INTERNATIONAL,  INC.
               1,000,000 SHARES OF COMMON STOCK AT $5.00 PER SHARE

Power Save International, Inc., (the "Company") hereby offers up to 1,000,000 shares of the Company's Common Stock (the "Shares") at an offering price of $5.00 per Share (the "Offering"). The offering price has been arbitrarily determined solely by the Company. The Offering will begin on the date of this Offering Circular and continue until the Company has sold all of the shares offered hereby or such earlier date as the Company may close or terminate the Offering, no later than December 31, 2001. A minimum of 100,000 shares totaling $500,000 must be sold to release funds from escrow. The subscriber's funds will be promptly returned with interest if the minimum is not achieved by the escrow date of December 31, 2001. No plans for exchange listing have been made. The shares are offered by the single Underwriter, Three Arrows Capital, on a best efforts basis only, which means that no underwriters have promised to buy any or all of the shares. No officers, directors or employees sell the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS OFFERING HAS BEEN REGISTERED UNDER THE SECURITIES LAWS OF A LIMITED NUMBER OF STATES, AND THE SHARES OFFERED HEREBY MAY BE SOLD ONLY IN THOSE STATES. SUCH REGISTRATIONS, HOWEVER, DO NOT CONSTITUTE AN ENDORSEMENT OR APPROVAL BY ANY PARTICULAR STATE SECURITIES COMMISSION OF ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING. NO STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING CIRCULAR OR ANY OTHER SELLING LITERATURE.

THIS  OFFERING  INVOLVES SUBSTANTIAL RISKS (SEE "RISK FACTORS" BEGINNING ON PAGE
3) AND SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                           Offering Price   Underwriting  Commissions    Proceeds to the Company
                           ---------------  --------------------------  -------------------------

 Per share                 $          5.00  $                     0.25  $                   4.75
   Total Minimum (escrow)  $       500,000  $                   25,000  $                475,000
   Total Maximum           $     5,000,000  $                  250,000  $         4,750,000(1)(2)

(1)     Three Arrows Capital Corp. has also received a warrant to purchase up to 83,333 shares of
        Common  Stock  at  the  Offering  Price.  See  "Plan  of  Distribution."
(2)     Before  deduction  of  offering  expenses previously paid by the Company of $18,500 and a consulting  fee  paid  to  Three  Arrows  Capital  Corp.  of  $9,950.

                           THREE ARROWS CAPITAL CORP.
                                December 31, 2000


                                TABLE OF CONTENTS



                                                                          PAGE
                                                                          ----
Offering Summary                                                             1
Risk Factors                                                                 3
Use of Proceeds                                                              9
Capitalization                                                              11
Dividend Policy                                                             12
Dilution                                                                    12
Plan of Operation                                                           13
Selected Historical Financial Data                                          14
Management's Discussion and Analysis
       Of Financial Condition and
       Results of Operations.                                               15
Business                                                                    17
Management                                                                  24
Principal Shareholders                                                      25
Certain Articles & Bylaws                                                   26
Description of Securities                                                   26
Plan of Distribution                                                        28
Financial Statements                                                        30
Appendix                                                        (not enclosed)


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THE OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS OFFERING CIRCULAR, OR AN OFFER TO BUY ANY SECURITIES BY PERSONS IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS OFFERING CIRCULAR SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS OFFERING CIRCULAR.

                            OFFERING CIRCULAR SUMMARY


     The following summary is qualified in its entirety by the more detailed information and the Financial Statements and Notes thereto appearing elsewhere in this prospectus. Investors should carefully consider the risk factors related to the purchase of Common Stock of Power Save. See "Risk Factors."

OUR  BUSINESS

     Power Save International designs, manufactures, sells/leases and finances fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric cogenerating plants for the more than 2 million U.S. small businesses that usually are unable to negotiate attractive utility rates. A co-generator produces both heat and electricity from one fuel source. We provide equipment that can provide typical savings of 20% to 50% on annual utility bills for HVAC (heating, ventilating, air conditioning) on a convenient rental or lease/purchase. With conventional utility connections in reserve, our clients have redundant and secure power supplies at less cost than organizations that are solely dependent upon normal utility hookups.

     Our original demonstration test site model (Power Save International-120) system was installed in 1995 in Mamaroneck, NY and continues to meet or exceed the customer's expectations. Our latest Power Save International-70/50 Combo system was completed in a commercial office building in Rochester, New York. We also have a contingent acquisition of Mirage Air Systems, Inc. for $1.5 million that is detailed in the business section.

     We have incurred losses since our inception in 1987 through December 31, 2000 of $1,342,753. While we believe that only a few unit sales are necessary to bring us to profitability, we have not undertaken extensive marketing steps nor contracted for a large number of units to date. Our sales and competitive strategies must be considered as unproven to date.

POWER  SAVE

     For a detailed description of our business strategy, see "Business--Business Strategy." We were incorporated in Nevada on May 8, 1987. Our principal executive offices are located at 5800 NW 64 Avenue, Bldg. 26, #109, Tamarac, FL 33319. Our telephone number is (954) 722-1615 and the fax number is (954) 722-6417. E-mail is addressed powersav@mediaone.net and the
                                                   ---------------------
Website  is  www.power-save.net.
             ------------------

THE  OFFERING

Shares offered by Power Save . . . . . . . .      1,000,000
Shares outstanding after the offering . . . .     7,414,149
Use of proceeds . . . . . . . . . . . . . . . Power Save intends  to use the net
                                              Proceeds  from the  offering  for:
                                              (i)  acquisitions  (ii)  marketing
                                              and advertising, (iii) development
                                              of   new  applications,  and  (iv)
                                              equipment and inventory.  See "Use
                                              of  Proceeds."
Minimum/maximum . . . . . . . . . . . . . . . Power  Save  is offering a minimum of 100,000 shares to break  escrow
                                              and a maximum of 1,000,000 shares.
                                              If   Power   Save  returns   funds
                                              interest  will  be  paid.

      We intend to continue the sale of shares past escrow until all of the shares have been sold and within a period not later than one year from this offering.

     Potential investors should carefully consider the risk factors relating to Power Save described in the "Risk Factors" section of this prospectus before making an investment decision with respect to the securities offered hereby.

                             SUMMARY FINANCIAL DATA
                              (As of December 31, 2000)

0 BALANCE SHEET DATA


                                            DECEMBER 31
                                          1998      1999         2000
                                      ----------  --------  --------------
Cash & Cash Equivalents,              $   3,527   $ 53,227  $      116,145
Current Assets . . . . . . . . . . .      3,527    973,625         151,076
Total Assets . . . . . . . . . . . .      3,973    976,000         152,951
Current Liabilities. . . . . . . . .    166,924    257,633          32,817
Total Shareholders' Equity (deficit)  $(162,951)  $718,367  $      120,134

1

2 STATEMENT OF OPERATIONS

                            YEAR ENDED DECEMBER 31
                            ----------------------
                               1998       1999          2000
                            ----------  ---------  --------------
Revenue . . . . . . . . . . $   5,041   $ 69,986   $        4,075
Cost of Sales . . . . . . .       589     67,261                -
Operating Expenses . . . .    331,895     86,163           84,975
Other Income (Expenses) . .    12,002     (2,449)         172,053
Net Ordinary Income (Loss)  $(315,441)  $(85,887)  $       91,153

                                  RISK FACTORS

     You should carefully consider the following risks and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, prospects, results of operations or financial condition could be harmed. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below and elsewhere in this prospectus.

1 OUR AUDITORS HAVE EXPRESSED A "GOING CONCERN" ISSUE THAT NOTES OUR NEED FOR CAPITAL AND/OR REVENUES TO SURVIVE AS A BUSINESS

     Our auditors have expressed reservations concerning our ability to continue as a going concern. The auditors state: "As discussed in Notes 3 and 4 [financial statements], we are in the development stage and have sustained significant losses from inception to date and there is no assurance that we can realize sufficient revenues from our products and services to attain profitable operations. These matters raise substantial doubt about our ability to continue as a going concern. Management's plans regarding those matters is also discussed in Note 3 and 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. (See "Financial Statements.")

2 WE HAVE INCURRED LOSSES FOR THE LAST SEVERAL YEARS AND REQUIRE A SIGNIFICANT CHANGE IN OUR BUSINESS OPERATIONS TO REVERSE THIS TREND


     We have incurred net losses of $1,342,753 from inception of Power Save through December 31, 2000. We have not achieved profitability from operations and expect to continue to incur net losses until we can produce sufficient revenues to cover our costs. Even if we achieve our objectives of significant sales and profitability in the year 2001, we may be unable to sustain or increase our profitability in the future. (See "Selected Historical Financial Data.")


WE MAY BE UNABLE TO RAISE ADDITIONAL CAPITAL TO COMPLETE OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION PLANS

     Our product distribution schedule could be delayed if we are unable to fund our marketing capabilities. We expect that the net proceeds of this offering, together with the proceeds from our issuance of shares and all other existing sources of capital, will be sufficient to fund our activities through the end of 2001. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us, to pursue all of our marketing plans through the mass-market stage. (See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".)

A MASS MARKET FOR SMALLER COGENERATION SYSTEMS MAY NEVER DEVELOP OR MAY TAKE LONGER TO DEVELOP THAN WE ANTICIPATE

     A mass market may never develop for our systems, or may develop more slowly than we anticipate. Cogeneration systems for small business use represent an emerging market, and we do not know whether our targeted distribution method will be successful, if distributors will want to sell them or whether end-users will want to use them. If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product and may be unable to achieve profitability. (See "Business.") The development of a mass market for our systems may be impacted by many factors, some of which are out of our control, including:

      -     the  cost  competitiveness  of  cogeneration  systems;
      - the future costs of natural gas, propane and other fuels used by our systems;
      -     consumer  reluctance  to  try  a  new  product;
      -     consumer  perceptions  of  our  systems'  safety;
      -     regulatory  requirements;  and
      -     the emergence of newer, more competitive technologies and products.

3 WE HAVE ONLY MANUFACTURED OUR SYSTEMS ON A PILOT BASIS AND WE DO NOT HAVE MANUFACTURING EXPERIENCE FOR COGENERATION SYSTEMS ON A PRODUCTION BASIS

     To date, we have focused primarily on research and development and have little relevant experience to the manufacture of cogeneration systems for the small business market on a commercial basis. All of our manufacturing and installation to date has been on a pilot basis. We are also relying on contractors to outsource the production of our systems. Even if we are successful in developing effective manufacturing capability and processes on an outsourced basis, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our distributors or customers. (See "Business-Manufacturing".)

4 WE  FACE  INTENSE  COMPETITION  AND MAY BE UNABLE TO COMPETE SUCCESSFULLY

     The markets for electricity are intensely competitive. There are many companies engaged in all areas of traditional and alternative electric power generation in the United States, Canada and abroad, including, among others, major electric, oil, chemical, natural gas, and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do. (See "Business-Competition.")

5 ALTERNATIVES  TO  OUR  TECHNOLOGY  COULD  RENDER  OUR  SYSTEMS  OBSOLETE

     Our  system  is  one of a  number  of  alternative  energy  products  being developed today as supplements to the electric grid that have potential residential applications, including fuel cells, solar power and wind power, and other types of cogeneration technologies. Improvements are also being made to the existing electric transmission system. Technological advances in alternative energy products, improvements in the electric grid or other fuel cell technologies may render our systems obsolete. (See "Business.")

6 WE  MAY  NOT  BE  ABLE  TO  PROTECT  IMPORTANT  INTELLECTUAL  PROPERTY

     Our ability to compete effectively against other cogeneration companies will depend, in part, on our ability to protect our proprietary technology, systems designs and manufacturing processes. Much of our products and processes are in the public domain. The manner in which we package, brand and market our products is our most distinguishing feature. We do not expect, therefore, to seek patent protection.

     Further, our competitors may independently develop or patent technologies or processes that are superior to ours. If we are found to be infringing on third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the sale of our systems.

     We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our products could harm our business, prospects, results of operations or financial condition. (See "Business-Intellectual Property".)

7 AN  EXISTING STOCKHOLDER WILL CONTROL ALL MATTERS REQUIRING A STOCKHOLDER VOTE

     Upon the completion of this offering, our principal stockholder, Scott Balmer, will retain approximately 87% of our outstanding stock. For instance, Mr. Balmer would be able to control the outcome of all stockholder votes, including votes concerning director elections, charter and by-law amendments and possible mergers, corporate control contests and other significant corporate transactions. (See "Principal Stockholders" and "Description of Capital Stock".)

8 OUR STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE AND SHOULD ONLY BE CONSIDERED FOR PURCHASE BY THOSE WHO CAN HOLD VOLATILE SECURITIES

     The stock market has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for our common stock to decline, perhaps substantially, following this offering, including: (a) failure to meet our marketing milestones; (b) demand for our common stock; (c) revenues and operating results failing to meet expectations of investors; (d) changes in general market conditions; (e) technological innovations by competitors or in competing technologies; (f) investor perception of our industry or our prospects; or (g) general technology or economic trends.

     In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in a securities class action litigation in the future. Such litigation often results in substantial costs and a diversion of management's attention and resources and could harm our business, prospects, results of operations, or financial condition. (See "Financial Statements.")

9 PROVISIONS OF NEVADA LAW AND OF OUR CHARTER AND BY-LAWS MAY MAKE A TAKEOVER MORE DIFFICULT THEREBY POTENTIALLY RENDERING SHAREHOLDERS' ABILITY TO PROFIT FROM A TAKEOVER LESS LIKELY

     Provisions in our certificate of incorporation and by-laws and in the Nevada corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt, which is opposed by our management and Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. We also have a staggered Board of Directors, which makes it difficult for stockholders to change the composition of the Board of Directors in any one-year. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and Board of Directors. (See "Description of Capital Stock".)

10 FUTURE  SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

     Substantial sales of our common stock in the public market following this offering, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. After this offering, we will have 7,414,149 shares of common stock outstanding. Of these shares, the 1,000,000 shares sold in this offering will be freely tradable. The remaining 6,414,149 shares are subject to one-year lock-up agreements. At Power Save's discretion 6,414,149 shares will generally be available for sale in the public market one-year after the date of this prospectus. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities. (See "Underwriting" and "Shares Eligible for Future Sale".)

OUR SECURITY PRICING HAS NOT BEEN MADE ON CONVENTIONAL VALUATION ASSUMPTIONS AND THE FUTURE PRICE OF OUR STOCK MAY PROVE LESS AS A RESULT OF SUCH ABSENCE OF CONVENTIONAL PRICING

     The offering price of the shares has been determined based on an estimate by management of our earnings potential over the next five years. Management makes no representations that we will generate such earnings and there can be no assurance as to when we will generate revenues and earnings, if ever. The offering price does not reflect our asset value, net worth, present earnings, cash flow or any other established criteria of value. The offering price of the shares may or may not be an indication of their present value or the value of us or their future value or the future value of us. The capital requirements estimated by management are based on a series of internal projections of revenues and expenses prepared by management and are subject to the inherent limitations associated with making financial forecasts. (See "Financial Statements.")

PURCHASERS OF SHARES IN THIS OFFERING SHOULD NOT EXPECT LIQUIDITY FOR THEIR SHARES AND MAY EXPERIENCE DIFFICULTY IN SELLING SUCH SHARES.

     At the present time, there is no public market for Power Save's Common Stock, nor can there be any guarantee that such a market will develop, or if developed, will be sustained. Investors should consider the purchase of shares to be a long-term investment. (See "Plan of Distribution.")

LIMITS  OF  INSIDERS'  LIABILITY  TO  OUR  COMPANY  AND  OUR  STOCKHOLDERS.

     The Certificate of Incorporation and our Bylaws limit the liability of the Board of Directors and Officers of Power Save for errors in judgment and other acts or omissions. Our Bylaws also provide for indemnification of the Directors and Officers for certain liabilities they may incur. As a result, stockholders will have limited rights of action against the Directors and Officers. (See "Limitations on Directors' Liability and Indemnification of Directors and Officers.")

IMMEDIATE  AND  SUBSTANTIAL  DILUTION.

     The offering price is substantially higher than the pro forma book value per outstanding ordinary share. Based upon the offering price of $5.00 per share, investors purchasing shares in the offering will incur immediate and substantial dilution of $4.92 per share on a minimum offering and $4.35 on a maximum offering. This amounts to 98% on a minimum offering and 88% on a maximum offering. (See "Capitalization.")

CHANGES IN GOVERNMENT REGULATIONS AND ELECTRIC UTILITY INDUSTRY RESTRUCTURING MAY AFFECT DEMAND FOR OUR SYSTEMS

     The market for electricity generation products is heavily influenced by federal and state governmental regulations and policies concerning the electric utility industry. The loosening of current regulatory standards could deter further investment in the research and development of alternative energy sources and could result in a significant reduction in the potential market demand for our products. We cannot predict how the deregulation and restructuring of the industry will affect the market for small business cogeneration systems. We do believe that our product and its installation will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. Such regulation may depend, in part, upon whether a system is placed outside or inside a building. (See "Business".)

LIMITED STATE REGISTRATION MEANS SHAREHOLDERS IN THIS OFFERING MAY EXPERIENCE DIFFICULTIES IN SUBSEQUENT SALES OF SUCH SHARES.

     These securities are not registered in states other than those indicated in this prospectus. Subsequent sale and transfer to residents of various states may be required to be made only pursuant to registration or an exemption from registration in the transferee's state. (See "Plan of Distribution.")

SPECIAL  NOTICE  REGARDING  FORWARD-LOOKING  STATEMENTS.

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss our expectations about our future performance, contain projections of our future operating results of our future financial condition, or state other "forward-looking" information. We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed in this prospectus, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risks factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

0 USE OF PROCEEDS

     Our net proceeds Save from the sale of 1,000,000 shares of Common Stock offered hereby, after deducting commissions and estimated offering expenses payable by us, are estimated to be approximately $4,722,500 if the maximum number of shares are sold and $450,000 if the minimum number of shares are sold.

     The following table sets forth our anticipated use of the proceeds of this offering.

                             If Minimum Sold     If Maximum Sold
                             Amount      Percent Amount      Percent

1  TOTAL PROCEEDS            $ 500,000     100%  $5,000,000    100%
Less offering Expenses:
  Commissions                $   25,000    5.0%  $  250,000    5.0%
  Legal & Accounting Fees         4,500     .9%       4,500     .1%
  Copying & Advertising           4,000     .8%       4,000     .1%
  Filing Fees                    16,000    3.2%      16,000     .3%
  Postage                           500     .1%       3,000     .1%
NET PROCEEDS OF OFFERING     $  450,000   90.0%  $4,722,500   94.4%
Use of Net Proceeds:
- Rent, Utilities, Leases    $   58,200   12.9%  $  116,400    2.4%
- Payroll:
  - Administrative              160,000   35.6%     320,000    6.8%
  - Professional                 75,675   16.8%     351,350    7.4%
- Insurance                      14,500    3.2%      29,000     .6%
- Equipment Purchase/Lease       14,600    3.2%      43,800     .9%
  Inventory/Lease Financing      31,025    6.9%   1,189,950   25.2%
- Advertising/Marketing          46,000   10.3%     720,000   15.2%
  - Corporate Website            10,000    2.2%      10,000     .2%
  Acquisition                 1,500,000   31.8%
- Working Capital                40,000    8.9%     450,000    9.5%
  TOTAL USE OF NET PROCEEDS  $  450,000  100.0%  $4,722,500  100.0%

     If required, we will seek additional sources of funds to include equipment leasing, equity financing, commercial bank loans and private investors. There can be no assurances that we will be eligible for such loans or that private financing will be available to us.

     We currently have 5 individuals who serve on an as needed basis, and are currently uncompensated. We will expand that number in response to the pace of our development and subject to the availability of funds from the proceeds of this offering and other sources. Power Save anticipates hiring added personnel as the offering progresses. Payroll taxes will be incurred by Power Save and are included in the estimates for payroll above. Except as detailed under "Material Agreements," all salaries, bonuses and reimbursements are subject to Company earnings and finances.

     Payroll is divided into administrative and professional personnel as a function of the general nature of the duties performed. Administrative personnel are categorized as staff (payroll, human resources, secretarial, clerical, etc.) while professional personnel are categorized as engineers and managers.

     If Power Save successfully completes the sale of the shares, even if just the minimum is raised, management does not anticipate any cash flow or liquidity problem for its planned operations. Power Save is not in default or in breach of any debenture indebtedness or financing arrangement. Power Save has no collective bargaining agreements. However, it may be confronted with such issues as it develops its workforce.

     With the exception of normal operating revenues, no material amounts of funds from sources other than this offering are expected to be used in conjunction with the proceeds from this offering. No portion of the proceeds will be used to reimburse an officer, director and principal stockholder for services already rendered, assets previously transferred, or moneys loaned or advanced. The amount shown as advances from shareholders in the financial statements at December 31, 1999 were paid in full in February 2000. Power Save does not anticipate any liquidity problems in the next 12 months and will not be in default or in breach of any note, loan, lease or other indebtedness or financing (See below and "Risk Factors").

     Differences in estimated expenses for filing fees, legal and accounting, etc., between the amounts required under a minimum offering and those required under a maximum offering reflect the anticipated greater number of state registrations that would be required for larger sales throughout the offering period. Such registrations would only be secured as a function of Power Save's experience with the offering.

     If  Power  Save  realizes  less  than the maximum amount from this offering
Power  Save  intends  to  prioritize  its  fund  uses  as  follows:

              1.     Acquisition
              2.     Inventory
              3.     Advertising/Marketing
              4.     Payroll
              5.     Working  Capital
              6.     Rent,  Utilities,  Leases
              7.     Training  of  Employees
              8.     Corporate  Website
              9.     Insurance

     Power Save has no plans or intentions to acquire any assets from officers, directors or principal stockholders.

     Power Save has concluded an agreement with Mirage Air Systems, Inc. to acquire that company for $1,500,000 if and when such funds are secured in an offering, and is identified in the Use of Proceeds table. Mirage is a distributor of air-conditioning equipment. We have no other plans for other acquisitions at the present time.

0

1 We believe that the proceeds from this offering will be sufficient to remove the going concern opinion and that proceeds will permit operations to continue for the next twelve months.

CAPITALIZATION

     The following table sets forth the capitalization of Power Save as of July 31, 2000 and as adjusted to give effect to the sale of 100,000 shares of Common Stock (assuming the minimum number of shares offered hereby are sold) and the sale of 1,000,000 shares (assuming the maximum number of shares offered hereby are sold) and the application of the estimated net proceeds therefrom, assuming an offering price at $5.00 per share for the Common Stock. This table should be considered together with our financial statements included elsewhere in this prospectus. No stock splits, stock dividends, or other forms of re-capitalization are planned at this time. See "Use of Proceeds."


                                                                    Amount  Outstanding
                                                                    As of December 31, 2000
                                                    Prior to Offering     Minimum       Maximum
                                                   -------------------  ------------  ------------
Debt:                                              $           32,817   $    32,817   $    32,817

Stockholder's equity:
    Preferred stock, par value of $.03 per share;
    50,000,000 authorized; 296,300 shares
    issued and outstanding.                                       296           296           296
Common stock, $.03 par value; 50,000,000
    shares authorized; 6,414,149 shares issued
    and outstanding.                                            6,414         6,514         7,414
Additional paid-in capital                                  1,825,503     2,320,403     6,819,503
Deficit accumulated during development                     (1,342,753)   (1,342,753)   (1,342,753)
Accumulated other comprehensive income                       (364,326)     (364,326)     (364,326)
    Total stockholders' equity                                120,134       620,134     5,120,134

Total Liabilities & Stockholders' Equity           $          152,951   $   652,951   $ 5,152,951

2 DIVIDEND  POLICY

     Power Save has not declared or paid any cash dividends on the Common Stock since its inception. Power Save currently anticipates that all of its earnings will be retained in the immediate future for development and expansion of Power Save's business. No declaration or payment of any cash dividend is anticipated in the foreseeable future.

3 DILUTION

     Purchasers of the Common Stock offered hereby will experience an immediate and substantial dilution in the net tangible book value of their Common Stock from the offering price. The net tangible book value of Power Save as of December 31, 2000 was $92,476 or $0.01 per Share of Common Stock. Net tangible book value per share represents the amount of Power Save's tangible net worth divided by the total number of shares of Common Stock outstanding as of December 31, 2000. After giving effect to the sale of 1,000,000 shares of Common Stock by Power Save in the offering and the application of the net proceeds therefrom (assuming the maximum offering is subscribed and after deduction of underwriting discounts and commissions and estimated offering expenses payable by Power
Save), the pro forma net tangible book value of Power Save as of December 31, 2000 would have been $4,814,976 or $0.65 per Share of Common Stock. This represents an immediate increase in net tangible book value of $0.64 per Share to existing shareholders and an immediate dilution of $4.35 per Share to purchasers of shares in this offering on a maximum basis (88%) and $4.92 on a minimum basis (98%). The following table illustrates the per Share dilution:

Offering price: $5.00                                           Minimum   Maximum
                                                                --------  --------
Net tangible book value per common share before the offering    $   0.01  $   0.01
  Increase attributable to new investors                             .07       .64
Pro forma net tangible book value per share after the offering       .08       .65
Dilution in net tangible book value per share to new investors  $   4.92  $   4.35


     The following table sets forth a comparison as of December 31, 2000 of the number of shares of Common Stock acquired by current shareholders from Power Save, the total consideration paid for such shares of Common Stock and the average price per share paid by such current shareholders and to be paid by the prospective purchasers of the shares (based upon an offering price of $5.00


                       Shares  Purchased    Consideration       Avg. Cash Price
                       -------------------  ---------------     ---------------
                        Number    Percent   Amount Percent      Per Share
                       --------  --------  ---------------     ----------

Existing shareholders  6,414,149     86.5%  $   297,348   5.6%  $0.05
New investors          1,000,000     13.5%  $ 5,000,000  94.4%  $5.00
Total                  7,414,149    100.0%  $ 5,297,348 100.0%

     The offering price of the shares has been determined based on an estimate by management of Power Save's earnings potential over the next five years. Management makes no representations that Power Save will generate such earnings and there can be no assurance as to when Power Save will generate revenues and earnings, if ever. The offering price is arbitrary and does not reflect Power Save's asset value, net worth, present earnings, cash flow or any other established criteria of value. The offering price of the shares may or may not be an indication of their present value or the value of Power Save or their future value or the future value of Power Save.

                                PLAN OF OPERATION

     The following plan of operation of Power Save should be read in conjunction with The Use of Proceeds included elsewhere in this Prospectus. This plan of operation and other parts of this prospectus contain forward-looking information that involves risks and uncertainties. Power Save's actual results could differ materially from those anticipated by such forward-looking information as a result of certain factors including, but not limited to, those set forth under Risk Factors and elsewhere in this prospectus.

     Power Save is a development stage Company, which intends to become a leading (OEM) Original Equipment Manufacturer, owner and lessor of engine driven, air conditioning, refrigeration, heat recovery and electric generating systems for the commercial and industrial marketplace. Since its inception, Power Save's operations have been limited to developing the concepts, the marketing program and the basic mechanical modules, and raising needed capital.

     As shown in the Use of Proceeds section, a large percentage of the funds raised will be for inventory of components, finished goods and systems site lease financing.

     Power Save has determined that there are 20 states where the difference between the cost of natural gas as opposed to the cost of electricity create a favorable economic situation for the placement of the Power Save International systems.

     The states are as follows: New York, Vermont, New Jersey, New Hampshire, Massachusetts, Connecticut, Nevada, Missouri, Rhode Island, Pennsylvania, Kansas, California, Ohio, Arizona, Missouri, New Mexico, Mississippi, Illinois, Michigan, Louisiana.

     Upon completion of the offering, Power Save International will commence with a marketing program, which encompasses, advertisements in the trade magazines backed up by recruiting qualified systems sales engineers for each of these marketing areas.

     Additionally, in order to have the product available for placement at sites and eliminate long lead times, Power Save International will order and stock sufficient components to have 10 basic system modules on hand as finished goods.

     The  bulk  of  the  systems  as  installed  will  be  owned  by  Power Save
International and leased to the sites for a ten-year period of time on a guaranteed savings basis. Such guarantee made by us reflects our economic analysis that notes the costs of generating electricity and heat by our system versus the client's present and expected costs for providing equivalent power. Guaranteed savings basis means that we will be able to guarantee a certain level of savings by opting for our alternative and can offer our systems without cost in return for a share of the savings in payments versus what clients are presently realizing.

     Placement of the systems on that basis will generate a continuous stream of positive revenue for Power Save International from site energy reductions over that ten-year period of time. Over the next twelve months we intend to market our systems extensively and lay a base for national expansion. Realization of funds on a minimum basis in this offering will permit us added marketing but require us to seek added distribution assistance from a corporate partner, if available (though no such partner has yet been identified). We realize that the next twelve months are particularly critical to our success and extensive marketing and publicity will be hallmarks of our ability to conduct operations in the longer period ahead.

     We have engaged in the above on a small basis in order to test our systems and develop marketing and other information. We intend to embark on an aggressive marketing campaign in order to realize the implementation of our plans, based on that test. We believe that the proceeds from this offering will be sufficient to remove the going concern opinion and that proceeds will permit operations to continue for the next twelve months.

     Our standard licensing/lease agreement requires the licensee to posses the installation and services necessary to operate CoGenAirHeat systems and to otherwise protect our proprietary information for a period of ten years.

4 SELECTED  HISTORICAL  FINANCIAL  DATA

     The following tables present selected historical financial data for the years ended December 31, 2000 and 1999 and the period from (date of inception) through December 31, 2000. The balance sheet data as of December 31, 2000 and December 31, 1999 and 1998 and the statement of operations data for the year ending December 31, 2000 and the years ended December 31, 1999 and 1998 have been derived from financial statements (including those set forth elsewhere in this prospectus) that have been audited by David T. Thomson, P.C., independent accountants. The historical data for the period from inception through December 31, 2000 is derived from our audited financial statements.

                                STATEMENTS  OF  OPERATIONS  DATA
                                          Year  Ended        Inception Through
                                          December  31,          December 31,
                                          -------------          --------
                                        1999         2000          2000
                                     -----------  -----------  ------------
Net Sales                            $   69,986   $    4,075   $   591,656
Cost of Sales                            67,261            -       352,207
Gross Profit(Loss)                        2,725        4,075       239,449
Total Operating Expenses                 86,163       84,975     1,681,814
(Loss) from Operations                  (83,438)     (80,900)   (1,442,365)
Net (Loss)                              (85,887)      91,153    (1,342,753)
Basic and Diluted (Loss) Per Share   $     (.01)  $      .01
Basic and Diluted Weighted Average
  Number of Common shares
  Outstanding                         6,414,149    6,414,149     6,414,149

                               BALANCE  SHEET  DATA
                                  December 31,
                                  -----------
                                    1999       1998         2000
                                  --------  ----------    ----------
Cash                              $ 53,227  $   3,527     $116,145
Current Assets                     973,625      3,527      151,076
Total Assets                       976,000      3,973      152,951
Current Liabilities                220,809    144,250       32,817
Stockholders' Equity(Deficiency)   755,191   (140,277)     120,154

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


11 OVERVIEW

     Power Save was formed on May 8, 1987 to design, manufacture, sell/lease and finance fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric co-generation plants. Realizing that Power Save needed operating capital to effectively execute its proposed business plan, Power Save raised both cash and services through the issuance of Power Save's stock $1,090,750 through December 31, 1998. These funds allowed Power Save to stay in business and generate over $500,000 in gross sales. However, Power Save's operating losses exceeded its gross revenues and capital by over $140,000 through December 31, 1998. On July 22, 1999 Power Save was re-incorporated, whereby, the operations were transferred to the new corporation and the old parent company was sold to a new investor group to seek a new operation. As part of this reorganization, certain shareholders of the old corporation transferred their common stock of the old corporation into the newly re-incorporated entity. As a result of this reorganization, Power Save now has working capital of over $118,000 and a positive shareholders' equity over $120,000.


     Florida Pacific Corporation was incorporated on May 8, 1987 in the State of Nevada and became a public company in July 1987. In December 1988 a company called Power Save Products was reverse merged into Florida Pacific, and Power Save Products was dissolved. After the reverse merger the name of Florida
Pacific was changed to Power Save International, Inc. and operated as a development stage company in the co-generation industry until July 1999. At that time, Scott Balmer, the principal shareholder of Power Save International, Inc. sold his personal controlling shares for the sum of $150,000 plus the retention of a certain number of shares. The name of the company was then changed to Interactive Music, Inc. and traded as an OTC Bulletin Board Company. Scott Balmer executed an agreement with the buyers to purchase the assets, liabilities and name Power Save International, Inc. for the sum of $2,000. A new company was incorporated by Scott Balmer in the State of Nevada and when the name Power Save International, Inc. became available the name of that corporation was changed to Power Save International, Inc. and the assets purchased by Scott Balmer were essentially spun-off to the new Nevada corporation with Scott Balmer as the sole shareholder. Therefore, the old operations, the net operating loss from inception and any assets, intellectual property, etc. were re-incorporated in the new corporation. It was treated essentially as if the old corporation had been a wholly owned subsidiary and was spun-off to this new Nevada corporation. All of the assets and liabilities were transferred to the new corporation by Scott Balmer. The old investors retained their public traded shares in Interactive Music, the old entity. This transaction did no increase the working capital or shareholders' equity. It was a personal sale of securities by the majority shareholder of the old corporation who loaned the new company certain funds, which were included in the shareholder loan that was paid in 2000.

     Even though Power Save still has a going concern issue, Power Save believes with the successful completion of the offering and with the new working capital it has obtained, it will be successful in generating sufficient revenues in the future to sustain current operations. The going concern issue is in regards to the continued operating losses of Power Save. The company has enough liquidity to maintain its operations and has a positive equity and a positive working capital. The company is seeking the additional capital through this offering of its newly issued common stock to increase revenues, either through an acquisition or expansion and the sale of its technology and cogeneration systems. This would eliminate the going concern due to continued losses from operations.

     Due to the sale of the old company, the principal officer and director had additional funds that he was willing to lend to the company to continue its operations. Secondly, through the issuance of 296,300 shares of its preferred stock for liquid marketable securities, the company has been able to liquidate a portion of these shares to generate enough cash to satisfy its working capital requirements and achieve a positive working capital and stockholders' equity position. This allowed the company to obtain enough liquidity to expand its basic operations because it had acquired enough cash to pay its bills in a timely fashion and seek additional work through advertising and business contacts. Prior to this point in time, it did not have the liquidity to obtain new business and to finance the work that it had obtained.

     Power Save operates in a very competitive environment often competing for the same customers where larger more established and well-capitalized companies exist. Additionally, Power Save prior to late 1999 did not have the personnel or finances to be competitive in its current market.

     Typically, the systems Power Save sells outright require a fifty percent deposit up front, with forty percent upon shipment of the system. The remaining ten percent is due upon the equipment functioning properly on startup. Turnkey installations of the systems, at commercial and industrial sites, are made on a long-term 10-year lease from Power Save International with full maintenance and service. The system is owned by Power Save International and produces a continuous stream of positive cash-flow to Power Save International for 10 years from the reduction in utility costs

     In the past, Power Save has not had the ability to finance, engineer, or market its equipment properly. However, with the current funds and the funding from the offering, Power Save believes it will become competitive within its market and generate sufficient revenues to allow Power Save to obtain profits from its operations.

12 RESULTS  OF  OPERATIONS


     For the year ended December 31, 2000 sales decreased due to the fact that most of the Company's current efforts are related to the completion of the offering presented herein. The Company is additionally reviewing and analyzing its two test sites to determine the performance and marketability of its product line.


     Once the offering is completed, the Company expects to implement a full marketing plan of its product line and expects to drastically improve its gross margin through better pricing on its purchase prices from outside vendors.

     For the year ended December 31, 1999, as compared to December 31, 1998, the Company had an increase in sales from $5,041 to $69,986. This was due to the Company being able to sell two of its units to certain clients in New York. Based on the results of these units, the increase of capital from this offering and an expected marketing campaign, the Company expects to generate a substantial increase in sales in 2001.


     For the year ended December 31, 2000, general and administrative expenses were fairly similar in nature and amount, as compared to the year ended December 31, 2000. The Company expects these to substantially increase once the offering is completed and a full marketing and sales program is initiated. The Company expects the increase in gross margins from the sales generated will produce overall a net income overall for the Company.


     The Company in the current year launched its web site that we believe will result in additional sales and revenues for the Company, plus market exposure.

The Company in early 2000 sold a certain number of shares of its marketable securities it currently holds for resale. The proceeds from the profitable sales of these securities allowed the Company to reduce its obligations due to the major shareholder of the Company and provide enough cash to have a current working capital in excess of $200,000. The Company believes it currently has enough working capital to cover its operations for the next twelve months.

13 LIQUIDITY

     During late 1999, Power Save, as discussed above, re-capitalized itself with the issuance of preferred stock for certain marketable securities.

     Power Save has been selling a certain number of these securities on a daily basis converting its investment to cash. From the sales of the marketable securities, Power Save has generated sufficient liquidity to maintain its current operations.

     Power Save has over $116,000 cash in its bank accounts at December 31, 2000 and over $118,000 in working capital.

     The Company believes it has enough liquidity to sustain its current operations for the next twelve months.

     As reflected in the financial statements, Power Save's working capital decreased by $597,733 from December 31, 1999 to December 31,2000. This was mainly due to the decrease in the value of the marketable securities it holds for resale. However, the Company liquidated enough of these securities in early 2000 to provide the liquidity it needs for its operations as discussed above.

     As reflected in the financial statements, Power Save's working capital increased by $893,539 from December 31, 1998 to December 31, 1999. This was mainly due to the fact that the marketable securities it had acquired had substantially appreciated at December 31, 1999.

14 CAPITAL  RESOURCES

     As discussed above, Power Save believes it has generated sufficient capital in 2000 to sustain its current operations.

     During the year ended December 31, 1999, Power Save through an exchange of preferred stock for marketable securities increased its capital by over $880,000. Power Save had a net stockholders' equity of $718,367 at December 31, 1999. However, due to the decrease in the value of the marketable securities, the stockholders' equity decreased by $598,233 from December 31, 1999 to December 31, 2000.

     Power Save lost $86,163 from operations in 1999 and lost $80,900 from operations through the end of 2000. However, Power Save believes it currently has sufficient working capital to continue its operating plan until it will generate sufficient revenues from operations to support its activities.

     If the offering is successful, Power Save will have the additional capital required to accelerate its business plan via an expansion of its operations, marketing activities and financing of its activities. Additionally, Power Save would seek certain alliances with manufacturers and marketing agreements. Power Save will also seek certain acquisitions to further expand its planned operation. However, Power Save will seek stock based acquisitions to preserve its cash for the operating activities.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables present selected historical financial data for the Year ended December 31, 2000 and for the years ended December 31, 1999 and 1998 and the period from (date of inception) through December 31, 2000. The balance sheet data as of December 31, 2000 and December 31, 1999 and 1998 and the statement of operations data for the year ended December 31, 2000 and for the years ended December 31, 1999 and 1998 have been derived from financial statements (including those set forth elsewhere in this prospectus) that have been audited by David T. Thomson, P.C., independent accountants. The historical data for the period from inception through December 31, 2000 is derived from our audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our results of operations for that period.

                    STATEMENTS  OF  OPERATIONS  DATA
                        Year Ended      Inception Through
                              December 31,    December  31,     December 31,
                                         -------------
                               2000         1999         1998          2000
                            -----------  -----------  -----------  ------------
Net Sales                   $    4,075   $   69,986   $    5,041   $   591,656
Cost of Sales                        -       67,261          589       352,207
Gross Profit(Loss)               4,075        2,725        4,552       239,449
Total Operating Expenses        84,975       86,163      331,895     1,681,814
(Loss) from Operations         (80,900)     (83,438)    (327,443)   (1,442,365)
Net Income(Loss)                91,153      (85,887)    (315,441)   (1,342,753)
Basic and Diluted Income
  (Loss) Per Share          $      .02   $     (.01)  $     (.05)
Basic and Diluted
  Weighted Average
  Number of Common shares
  Outstanding                6,414,149    6,414,149    6,414,149


                                 BALANCE SHEET DATA
                                    December 31,
                                -------------------------------
                                  1999        1998       2000
                                ---------  ---------  ----------
Cash                            $  53,227  $   3,527  $ 116,145
Current Assets                    973,625      3,527    151,076
Total Assets                      976,000      3,973    152,951
Current Liabilities               257,633    166,924     32,817
Stockholders' Equity(Deficiency)  718,367   (162,951)   120,134

                                     BUSINESS

     We design, manufacture, sell/lease and finance fossil-fueled engine-driven air conditioning, heating, thermal heat recovery and electric cogenerating plants for the more than 2 million U.S. small businesses that usually are unable to negotiate attractive utility rates. A co-generator produces both heat and electricity from one fuel source. We provide equipment that can provide typical savings of 20% to 50% on annual utility bills for HVAC (heating, ventilating, air conditioning) on a convenient rental or lease/purchase. With conventional utility connections in reserve, our clients have redundant and secure power supplies at less cost than organizations that are solely dependent upon normal utility hookups. Our natural gas-fired individual unit sales range from $75,000 to $125,000, with retrofits ranging between $125,000 and $500,000, on an installed and connected basis. Most competition for cogeneration has focused on large-scale industrial users, permitting Power Save International to concentrate on the market for small businesses. The energy efficiency of cogeneration systems is approximately twice that of conventional generation, largely stemming from our ability to economically use the heat produced (source: DOE, "Tomorrow's Energy Today") with important environmental benefits.

     Through our founder, Scott Balmer, we have more than thirty years of development and installation experience and now intend to develop a national market for our proven technology. Our formal beginning starts in 1987. Our original demonstration test site model (Power Save International-120) system was installed in 1995 in Mamaroneck, NY and continues to meet or exceed the customer's expectations. Our latest Power Save International-70/50 Combo system was completed in a commercial office building in Rochester, New York. The Power Save International systems are built in a proprietary manner, sold outright and/or operated on a turnkey basis as the Power Save International Combo package of cogeneration technology. Our expansion will be created through a combination of advertising in the national trade magazines for outright sales, and direct sales representatives in selected areas for the sale/lease of units. We also intend to acquire suitable HVAC companies that will permit the more rapid conversion of existing customer bases to our units.

     We have built our systems to date from components that we have purchased from Ford Motor Company, Hall Screw and other suppliers. We believe that ample components are available from normal commercial sources and we have relied upon purchase orders without formal contracts or agreements in place.

OUR  RISK  MODEL

     We have taken steps to lower the risks that we take and simultaneously enhance our expectations of profitability during a period of rapid growth. We have structured the following business profile:

     - Outright sales are made for cash with a 50% deposit due upon the order, 40% prior to shipment and the remaining 10% on startup.

     - We intend to contract out most manufacturing and routine maintenance needs to companies or individuals in the field; the requirement for a parts inventory will also be primarily shifted to other concerns as well. We intend to arrange for maintenance with local HVAC companies and to provide servicing information to them. We have not presently developed agreements for such maintenance.
     - Unless sold outright, the systems remain the property of Power Save International and are easily recoverable, if necessary.
     - Funds from this offering and borrowings are targeted principally for production and installations with immediate income.

MARKETING

     We have examined various factors associated with our market including small business electricity usage, ability to pay for our systems, power availability and quality, fuel sources, electricity prices, penetration of competing distributed generation technologies, new capacity requirements and the cost of new capacity additions. Based on this evaluation, we intend to target the following market segments for our systems

     1. Business users with annual electricity costs between ($100,000 to $1,000,000);
     2.   Firms in remote areas with little available service competition.
     3.   Facilities in high electricity cost areas.
     4. Business users where utilities are unable to efficiently satisfy power needs.
     5. Strategic partnership possibilities where natural gas utilities can enhance their sales with Power Save International installations.

  We will employ numerous techniques to identify potential customers such as:


     -    Advertisements in the trade publications.
     -    Maintenance of a Web sites that illustrates our benefits.
     - Identify, acquire and support several profitable and attractive HVAC companies as subsidiaries.
     - Secure motivated sales engineers at each HVAC subsidiary site and provide evaluation, design and marketing support. We are specifically looking for superior market and technologically specific expertise.
     - We will centrally manage the delivery and installation to allow field personnel to concentrate on marketing activities.

SALES  STRATEGY

     We will implement our marketing plan with an emphasis on differentiating us from competing manufacturers of equivalent equipment. Our strategy is essentially to permanently upgrade and alter the way HVAC equipment is used by the small end user market. We generate direct sales of our units partially through industry advertising, largely in trade publications. We will also depend upon contractor sales personnel who have already established relationships with prime sales prospects. We will target owners, operators and managers of the properties that are prime candidates for our systems and seek to leverage our advertising. We will also supply a resident cogeneration sales engineer and support him or her with operating systems, a defined marketing program and facilities.

     Our line of products is destined for the cogeneration market. These systems are also known as "CoGenAirHeat" units, indicating that they are engine-driven air-conditioning, refrigeration, electric-generation and heat recovery units. We do not expect to be dependent upon a few customers.

     Our on-site sales engineer will develop working relationships with local utilities and complete energy audits for prospective customers. Although the sales cycle to initial system placement may take up to nine months from the date of the energy audit, we expect to generate a sustaining backlog of projected installations. We also anticipate that successful site-performance histories will serve as valuable referrals and demonstrations for on-going system sales and acquisitions as well.

INDUSTRY  BACKGROUND

     The bulk of the cogeneration industry today primarily revolves around large industrial installations and numerous systems are operating in the marketplace today. Capital markets have developed attractive financing mechanisms and regularly fund such projects. The National Energy Policy Act of 1992 brought about deregulation in order to balance out the usage of natural gas and electricity and alleviate the need to build new power plants. Incentive programs that encourage adherence to the Act constitute an important impetus to our growth. Because natural gas sales should increase to our clients, the gas utility in the market of each of our prospective HVAC licensees/subsidiaries should be an immediate beneficiary of our installations and may have an interest in working closely with us. To the extent that natural gas becomes a more available power source we anticipate that such availability will make our natural gas systems even more attractive.

POWER  SAVE  INTERNATIONAL  STRATEGY

     Our approach has been to overcome the existing competitive barriers by making cogeneration technology available to small users and we have developed:
(a) a standard line of affordable and easy to integrate, 100KW to 500 KW cogeneration modules, with impressive energy efficiency savings; (b) a low risk leasing vehicle whose repayment stream is closely matched to savings and is compatible with customer needs; and (c) a decentralized overhead structure with an added new focus on stable HVAC licensees for an operational format that is fast, directed towards the customer and is hands-on.

     The modular nature of our systems permits us to fully use HVAC facilities and personnel with other technological expertise as well as plant and equipment. Our corporate and site engineering staff will specify, design and deliver the cogeneration components and/or modules to a HVAC facility for their assembly, installation and continuing maintenance. The expected increase in site placements and revenues accompanied by new technology is expected to significantly improve the competitive position as well as the stability and capabilities of HVAC organizations.

PRODUCTS

     The benefits and flexibility of our CoGenAirHeat System for commercial, industrial and large residential equipment of all sizes and BTU capacities are exclusive and unequaled in the industry. Technological developments in efficiency, size and standardized manufacturing or sub-systems and components have allowed us to introduce this competitive new line. We can outsource major manufacturing components, while producing cost-effective solutions to an underserved market niche of significant size. We sell complete systems with all the components necessary to provide full cogeneration power and heat. Our products have been fully developed and rest largely upon combining off the shelf components into attractive systems. We are not dependent upon any one supplier for any of our components.

ACQUISITIONS

     We have entered into a contingent acquisition agreement whereby we would assume all the ownership, assets and obligations of Mirage Air Systems, Inc. upon the successful completion of this offering. The purchase price is $1.5 million and will add substantially to our sales, marketing ability and product line in terms of conventional HVAC products.

COMPETITIVE  ADVANTAGES

     We have formulated our systems and marketing program to contain multiple benefits to users, affiliates and partners alike:

          - The customer receives a state of the art equipment upgrade at no cost by opting to share the energy savings with us, while the existing life of his present facility is extended with efficiency and substantial cost savings, all under our standard lease agreement.
          - The HVAC licensee will receive enhanced technological capacities and accelerated revenues. He experiences only incremental costs under our agreements.
          - The subsystem and component manufacturer receives stable demands with economies in production and resultant improved profitability.
          - The natural gas utility receives increased throughput, load balancing and profits with the marketing goodwill associated with environmental improvements.
          - The electric utility company is helped to achieve its mandated deferral of electric power capital investments, since the use of our systems permits alternative and off-peak generation that they would otherwise be forced to provide. Our systems reduce the need for present electric utility customers to be dependent upon their existing power connections for all of their needs.

COMPETITION

     There are approximately 25 engine-drive system (air-conditioning and/or electric generating) manufacturers in the U.S., but none have successfully addressed the millions of small businesses that could use some form of
cogeneration   equipment,   except   for  Power  Save   International.   Current
manufacturers have supplied to, and focused upon, the large industry segment only, to date. The significant barriers to this market include: (a) long sales and installation cycles; (b) complicated due diligence procedures for system financing, and (c) costly operational structure need to expand quickly into new markets. We have solved these problems by: (a) building standard and easily scalable modules available in weeks; (b) we have in place financing packages that are paid for by system savings; and (c) by leveraging the existing assets of HVAC companies through distribution or acquisition alignments, we accelerate geographical penetration. There are presently no other manufacturers of cogeneration equipment for the needs of small businesses.

     We will also compete with other distributed generation technologies including fuel cells and reciprocating engines, available at prices competitive with existing forms of power generation. We believe that our systems will have a competitive advantage in that they can be easily scaled to various business sizes and will be more efficient in handling the load profile of small business customers. We also believe that our systems will be quiet, environmentally clean, efficient and relatively inexpensive to install, service and maintain. Our systems will also compete with solar and wind-powered systems.

NEED  FOR  COGENERATION

     Due to increasing competitive pressures to cut costs, owners and operators of industrial and commercial facilities are actively looking for ways to use energy more efficiently. One option is cogeneration. In this context, cogeneration is the simultaneous production of air conditioning, or other shaft power usage, electricity and useful heat from the same fuel source. Facilities with cogeneration systems use them to produce their own electricity, and use the waste heat for process steam, hot water heating, space heating, and other thermal  needs.  They may also use  excess  process  heat to  produce  steam for
electricity  production.   Cogeneration  currently  coexists  with  a  regulated
industry that is going through major structural changes that may limit its application.

15

16 HISTORY  OF  COGENERATION  REGULATORY  ISSUES

     The following discussion is provided to serve as an introduction to the nature of the industry and the particular regulatory environment surrounding this form of alternative electrical power generation. We do not intend to resell energy provided through our systems and any lease agreements negotiated by us with clients will similarly exclude such consideration. We do not believe that our systems will be subject to governmental regulation over and above any other normal manufacturing equipment.

     The concept of cogeneration is not new. Early in this century, before there was an extensive network of power lines, many industries had cogeneration plants. As utilities became established and grew, most states began to regulate them in order to limit their pricing power. The Public Utilities Holding Act of 1935, together with amendments to the Federal Power Act (also in 1935), were the final steps in protecting utility companies from competition. These laws created vertically integrated utilities with responsibility for the production, transmission, and distribution of power. In exchange for their exclusive franchises (territories) and guaranteed revenues, utilities agreed to government regulation of rates and service. Under these rules, more investments in infrastructure and more sales meant more profits. As the network of power lines grew and electricity from utilities became more economical, industrial facilities bought more of their electricity from utilities. However, many industries still had to generate process heat on-site. The economies of scale that the utilities were able to obtain at that time, as well as the availability of low-priced process heat from cheap oil and gas, removed incentives to retain cogeneration.

     In the past three decades, however, the long-term trend of energy prices generally moved upward. Building more and more large power plants no longer provided economies of scale. This was a major factor in the increasing use of cogeneration by commercial and industrial facilities. The Public Utilities Regulatory Policies Act of 1978 provided further encouragement for developers of cogeneration plants. Section 210 required utilities to purchase excess electricity generated by "qualified facilities" and to provide backup power at a reasonable cost. Qualified facilities included plants that used renewable resources and/or cogeneration technologies to produce electricity. As specified in The Public Utilities Regulatory Act of 1978, cogenerators must use at least 5% of their thermal output for process or space heating (10% for facilities that burn oil or natural gas). In many cases, this forced independent cogenerators to accept very low rates for their steam production in order to become a qualified facility, under the Public Utilities Regulatory Act of 1978 . Another problem is the rate at which utilities purchase a cogenerator's excess power production. Most states set the price at "avoided cost," or the cost to the utility of producing that extra power. Utilities with excess power generation capacity are often allowed to have extremely low avoided costs. This practice has created artificial barriers to cogeneration as well as to independent power generators.

     The Energy Policy Act of 1992 tried to create a more competitive marketplace for electricity generation. It created a new class of power generators known as Exempt Wholesale Generators. These are exempt from the Public Utilities Holding Act of 1935's regulation and can sell power competitively to wholesale customers. A cogeneration facility can be (but does not have to be) a qualified facility under the Public Utilities Regulatory Act of 1978 and an Exempt Wholesale Generators under Energy Policy Act . This happens when the facility is in the exclusive business of wholesale power sales, and makes no retail power sales to its "steam host" (customer).

COGENERATION  TECHNOLOGY

     A typical Power Save International cogeneration system consists of an engine, steam turbine, or combustion turbine that uses shaft power to drive compressors, pumps, and/or electrical generators. A waste heat exchanger recovers waste heat from the engine and/or exhaust gas to produce hot water or steam. Cogeneration produces a given amount of electric power and process heat with 10% to 30% less fuel than it takes to produce the electricity and process heat separately.

     There are two main types of cogeneration concepts: "Topping Cycle" plants, and "Bottoming Cycle" plants. A topping cycle plant generates electricity or mechanical power first. Facilities that generate electrical power may produce the electricity for their own use, and then sell any excess power to a utility. There are four types of topping cycle cogeneration systems. The first type burns fuel in a gas turbine or diesel engine to produce electrical or mechanical power. The exhaust provides process heat, or goes to a heat recovery boiler to create steam to drive a secondary steam turbine. This is a combined-cycle topping system. The second type of system burns fuel (any type) to produce high-pressure steam that then passes through a steam turbine to produce power. The exhaust provides low-pressure process steam. This is a steam-turbine topping system. A third type (diesel-engine topping system) burns natural gas or diesel fuel. Gasified coal and landfill gas can also be used. The hot water from the engine jacket cooling system flows to a heat recovery boiler, where it is converted to process steam and hot water for space heating. The fourth type is a gas-turbine topping system. A natural gas turbine drives a generator. The exhaust gas goes to a heat recovery boiler that makes process steam and process heat. A topping cycle cogeneration plant always uses some additional fuel, beyond what is needed for manufacturing, so there is an operating cost associated with the power production. Bottoming cycle plants are much less common than topping cycle plants. These plants exist in heavy industries such as glass or metals manufacturing where very high temperature furnaces are used. A waste heat recovery boiler recaptures waste heat from a manufacturing heating process. This waste heat is then used to produce steam that drives a steam turbine to produce electricity. Since fuel is burned first in the production process, no extra fuel is required to produce electricity.

     An emerging technology that may have cogeneration possibilities is the fuel cell. A fuel cell is a device that directly converts fossil fuels to electricity without combustion. The first commercial availability of fuel cell technology was in the phosphoric acid fuel cell, which has been on the market for a few years. There are about 40 installed and operating in the United
States. A portable, 200 kW, natural gas fired phosphoric acid fuel cell was hooked up to the Springs Industries baby-clothing manufacturing plant in Jackson, Georgia in 1996 (we were not involved in any way). The fuel cell will supply electricity to the textile plant for one year while the engineers monitor its performance. Hot water generated by the fuel cell is used in the manufacturer's dyeing and washing processes. Other fuel cell technologies (molten carbonate and solid oxide) are in early stages of development, though not by us. Solid oxide fuel cells (SOFCs) may be potential source for cogeneration due to the high temperature heat generated by their operation.

COGENERATION  APPLICATIONS

     Cogeneration systems have been designed and built by the larger firms in the industry for many different applications. PSI has only two installed systems, both for smaller users. Large-scale systems can be built on-site at a plant, or off-site. Off-site plants need to be close enough to a steam customer (or municipal steam loop) to cover the cost of a steam pipeline. Industrial or commercial facility owners can operate the plants, or a utility or a non-utility generator (NUG) may own and operate them. Manufacturers use 90% of all cogeneration systems. Some industries and waste incinerator operators who own their own equipment realize sizable profits with cogeneration.

     Another large-scale application of cogeneration is for district heating. Many colleges and cities, which have extensive district heating and cooling systems, have cogeneration facilities. The University of Florida has a 42
Megawatt (MW) gas turbine cogeneration plant ("Gator Power"), built in partnership with the local utility (PSI was not involved in any aspect of this installation). Pictures of the plant as well as descriptions of the system and other technical references are currently available on the Internet (see address below).

     Some large cogeneration facilities were built primarily by other manufacturers to produce power. They produce only enough steam to meet the requirements for qualified facilities under the Public Utilities Regulatory Act of 1978. If no steam host is nearby, one can be built. For example, there are large (80 MW) plants operating under the Public Utilities Regulatory Act of 1978, that have large greenhouses as steam hosts" (this was not a PSI project). The greenhouses operate without losing money only because their steam heat is virtually free of charge. These types of plants are candidates to become Exempt Wholesale Generators in the new regulatory environment.

     Many utilities have formed subsidiaries to own and operate cogeneration plants. These subsidiaries are successful due to the operation and maintenance experience that the utilities bring to them. They also usually have a long-term sales contract lined up before the plant is built. One example is a 300 MW plant that is owned and operated by a subsidiary co-owned by a utility and an oil company (PSI did not participate in this project). The utility feeds the power directly into its grid. The oil company uses the steam to increase production from its nearby oil wells.

     Cogeneration systems are also available to small-scale commercial and industrial users of electricity, our only target market. Small-scale packaged or "modular" systems are being manufactured for commercial and light industrial applications. Modular cogeneration systems are compact, and can be manufactured economically. These systems, ranging in size from 20 kilowatts (kW) to 650 kW produce electricity and hot water from engine waste heat. It is usually best to size the systems to meet the hot water needs of a building. Thus, the best applications are for buildings such as hospitals or restaurants that have a year-round need for hot water or steam. They can be operated continuously or only during peak load hours to reduce peak demand charges, although continuous operation usually has the quickest payback period.

     Cogeneration systems have also been developed for private residences however this is not a market that we have an immediate interest in pursuing. These home-sized cogeneration packages have a capacity of up to 5 kW. Both natural gas-fueled and oil-fueled systems exist. They are capable of providing most of the heating and electrical needs for a home. Small-scale cogeneration has not been widely used in the United States due to the initial cost of buying and installing the system.

ENVIRONMENTAL  ISSUES

     While cogeneration provides several environmental benefits by making use of waste heat and waste products, air pollution is a concern any time fossil fuels or biomass are burned. The major regulated pollutants include particulates, sulfur dioxide (SO2), and nitrous oxides (NOX). Water quality, while a lesser concern, can also be a problem. New cogeneration plants are subject to an Environmental Protection Agency (EPA) permit process designed to meet National Ambient Air Quality Standards (NAAQS). Many states have stricter regulations than the EPA. This can add significantly to the initial cost of some cogeneration facilities.

     Some cogeneration systems, such as diesel engines, do not capture as much waste heat as other systems. Others may not be able to use all the thermal energy that they produce because of their location. They are therefore less efficient, and the corresponding environmental benefits are less than they could be. The environmental impacts of air and water pollution and waste disposal are very site-specific for cogeneration. This is a problem for some cogeneration plants because the special equipment (water treatment, air scrubbers, etc.) required to meet environmental regulations adds to the cost of the project. If, on the other hand, pollution control equipment is required for the primary industrial or commercial process, cogeneration still can be economically attractive.

0

     We have configured our products with considerations of environmental and other regulatory features in mind and we currently do not believe that we are subject to any federal and state regulation that is over and above normal considerations. We do not have any special costs or impact that are an effect of complying with any environmental laws.

1

2 FUTURE  MARKET  DEVELOPMENT

     Although the number of cogeneration systems is growing at a steady rate, certain factors have and will slow the acceleration of cogeneration activities. Such factors include the initial cost of buying and bringing a cogeneration system on-line, maintenance costs, and environmental control requirements. Not all electric utilities need the additional electricity. They may have excess generation capacity or a stable customer base. This leads to lower "avoided cost" rates, which reduces the viability of cogeneration projects that rely heavily on power sales to utilities. In addition, the deregulation, or restructuring, of electric power generation makes it more attractive for developers to become independent power producers and to build "electricity only" power plants, instead of cogeneration plants. There has also been a great deal of pressure from utility and industrial special interests to repeal or amend the Public Utilities Regulatory Act of 1978 . If they are successful, it could be difficult for new cogeneration projects to get off the ground. Barring that development, improved technology and cooperation among industries, businesses, utilities, and financiers should provide impetus to the continued development of both cogeneration projects and independent power production projects.

17 INTELLECTUAL  PROPERTY

     We intend to trademark and otherwise brand our services. If successful, our rights to such trademarks and service marks will last indefinitely so long as we continue to use and police the marks and, with respect to registered marks, to renew filings with the appropriate government agencies. We consider that marks will become material to our business.

18

19 WEB  SITE

     As part of our program to secure added clients, we have provided a Web site that features a variety of information for sales engineers and customers alike. Our national Web site features valuable information for HVAC needs of small business as well as a chat room to allow questions to be submitted to Company personnel. Each HVAC licensee/subsidiary will also have a Web site that relates to his particular territory and unique community dynamics. We believe continued participation and promotion of such Web sites will provide the important marketing advantages.

20 EMPLOYEES

     As of December 31, 2000 we had 5 individuals who served on as needed basis only and are unsalaried. None of these individuals is represented by a union. We intend to augment our staff in response to the proceeds of this offering and the success of our acquisition and marketing strategies.

21 PROPERTIES

     Our principal executive and administrative offices are located at 5800 NW 64th Avenue, Bldg 26 #109, Tamarac, FL. We currently occupy 1,000 square feet of space at a monthly cost of $500, on a month-to-month basis. Upon completion of this offering we intend to acquire approximately 2,500 square feet in a nearby facility.

22 LEGAL  PROCEEDINGS

     We are not a party to any material litigation. However, claims and litigation may arise in the normal course of business.

0 ADDITIONAL  INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission in Washington, D.C. with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules thereto filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement, including all amendments, exhibits and schedules thereto, and any other documents involved in this filing, may be inspected without charge at the Public Reference Room at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding issues that file electronically with the Commission. The address of site is http://www.sec.gov.
                            ------------------

     Following this registration, we intend to make an annual report with audited financial statements available to our shareholders. We intend to file quarterly and annual reports with the Commission and other regulatory authorities, as required by law and regulation. Our fiscal year ends on December 31.

                                   MANAGEMENT

    DIRECTORS AND EXECUTIVE OFFICERS

Name                      Age               Position                Director Since
SCOTT EMERSON BALMER       74  Chairman of the Board of Directors             1988
BURTON T. O'DONALD         57  Vice Chairman, CEO                             1999
RAYMOND H. BOLDUC II       52  President, COO, CFO
VICTOR V. VURPILLAT, PHD   68  Vice President, Acquisitions
NORMAN S. HAUGEN           65  Consultant, Electric Power Programs
MARY JANE BALMER,          69  Interim Secretary and Treasurer                1988


     Note: Presently all executives serve on an as needed basis only. Except for Mr. Balmer, this requirement has been filled on a part-time basis only, usually requiring less than 2 hours per week. No compensation has been granted for such service and no compensation is due in the future for such service. They will join us permanently in the position indicated upon attaining financing. An officer or director "expected to join Power Save" or "designate" is one who will assume the office no later than upon completion of the offering.

     Our directors are elected for a one-year period at the annual meeting of our shareholders and can be re-elected to subsequent terms. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. Our executive officers serve at the discretion of the Board of Directors. None of the permanent executives or directors has or will have any family relationship to any other. We expect to obtain key life insurance on Scott Balmer, payable to us. Mary Jane Balmer, the Interim Secretary and Treasurer, is the wife of Scott Balmer. Mrs. Balmer intends on resigning her position once adequate funding for the growth of the Company and hiring of added personnel is secured.

     23 SCOTT EMERSON BALMER IS OUR FOUNDER AND HAS EXCLUSIVELY DIRECTED POWER SAVE SINCE 1988. HE HAS SPENT A LIFETIME IN THE HVAC INDUSTRY AND HAS DESIGNED EQUIPMENT TO FILL A VARIETY OF NICHES IN THE MARKETPLACE. BALMER & HIS ASSOCIATES HAVE CONCENTRATED ON DEVELOPMENT OF MEDIUM CAPACITY COMBO SYSTEM ELECTRIC GENERATING PLANTS, COGENERATION, AND RESEARCH AND DEVELOPMENT OF NATURAL GAS FUELED SYSTEMS. HE IS A CREATOR OF NUMEROUS UNIQUE DESIGNS IN ENERGY SAVING EQUIPMENT INCLUDING SOLAR AND GEOTHERMAL ENERGY SYSTEMS. HE IS THE HUSBAND OF MARY JANE BALMER.

     Burton D. O'Donald joined us as CEO in 1998 following three years at the Oxford Acceptance Company, a sub-prime lender for automobile financing and ten years at the DME Corporation, an electromechanical systems manufacturer. He co-founded Oxford and implemented direct marketing and support systems for this capital provider. At DME he was involved in product development, design engineering and support of marketing. He holds two Bachelor's degrees from the University of Pennsylvania and a Master's degree from the Wharton School.

     Raymond H. Bolduc II has been our President, CFO and COO since December 1998. He has served as an advisor and participant in major corporate development programs for Arthur D. Little Company and has held a variety of executive positions with firms such as American Express-Latin America. From January 1994 to September 1996 he served as a consultant to Renova Group, a South Florida business planning company, and from 1996 to 1997 as a consultant to Tronco-South Africa, a pre-fabricated building manufacturer. From 1997 he was a consultant to Hidden Eyes, Inc., an electronic security firm and from 1998 to the present he has served as Manager of Administration and Projects of Miami Millwrights, an installation contractor of airport baggage handling systems. He holds a
Bachelor's  degree  from  Rutgers   University  and  an  MBA  from  Northeastern
University.

     Victor V. Vurpillat has chaired our Executive Committee since 1995 and presently serves as Vice President, Acquisitions. From 1999 to the present he has served as a vice-president of 21st Century Medicine, a firm engaged in anti-aging research. From 1996 to 1999 he was with SpanWorks, a joint venture technology funder and manufacturer of networks at the conference table for laptop and notebook computers, with Toshiba, as a founder and board member. From 1992 to 1996 he was the chairman of a biotech engineering company, Incell. From 1976 to 1990 he served as a founder and VP for R&D of Safeguard Scientifics, Inc., a company that served as an early incubator for many technology firms. He is either a founder, officer or director of 13 early stage companies including Novell, Telerate, LV Computer Systems, Compucom, InCell and IDR-Reuters. He holds 7 U.S. patents and was granted a PhD by Newport University.

     Norman S. Haugen has served as a Consultant to Power Save since 1988 with compensation paid on a per job basis. He has 40 years of experience in the power generation field with extensive experience in the application of cogeneration systems and is semi-retired. He also is experienced in the manufacturing and servicing of cogeneration applications.

     Mary Jane Balmer has served PSI exclusively as our Interim Secretary and Treasurer since 1988. She is the wife of Scott Balmer.

     DIRECTOR  COMPENSATION

     None of Power Save's directors received any compensation for their services as a director during fiscal year 1998, 1999 or 2000. After completion of the offering, Power Save will consider a small stipend for directors who are not employees of Power Save and/or participation in a stock option plan. Power Save reimburses all reasonable expenses incurred in connection with attending meetings of the Board. Officers serve at the discretion of the Board and are elected annually. No director is selected or serves pursuant to any special arrangement or contract. (See "Description of Capital Stock.")

     EXECUTIVE  COMPENSATION

     No  executives  received  compensation  from  Power  Save  in 1999 or 2000.

     Any bonuses would be awarded by the Board of Directors following a review of our performance in the previous year and a judgment that such bonuses were warranted. The Board may also choose additional forms of compensation if Power Save's and the individual's performance so warranted. The formula or criteria for determining bonuses past 2000 has not yet been established.

     STOCK  OPTION  AND  EXERCISE  PRICES

     Power Save has no stock option plan at the present time and there are no outstanding stock options that have been granted to anyone.

     EMPLOYMENT  AGREEMENTS.

     We will enter into a new three-year employment agreement containing confidentiality and non-compete provisions with all current officers and we intend to negotiate similar agreements with new executive officers. We expect to have these in place during the fourth quarter 2001. The employment agreements will specify salary, other forms of compensation, termination and other provisions to protect both our rights and those of the employee.

     Each employment agreement also will provide that the employee is entitled to a bonus as determined by the board of directors, from time to time, and options under Power Save's Stock Option Plan, if adopted. Each Employment Agreement will provide for a term of three years and is renewable upon mutual consent. The employment agreements may be terminated for cause and, in the event of change in control of Power Save, each employee is entitled to a lump sum payment equal to the greater of one year's salary or the baser salary and benefits that would have been received by the employee if he/she had remained employed by us the remainder of the three year term. The employment agreements also contain confidentiality and non-competition provisions prohibiting the employee from competing against us and disclosing trade secrets and other proprietary information. Courts have often held that such non-compete agreements are contrary to public policy and may easily not be enforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently utilizes office space from a major stockholder of the Company, Mr. Scott Balmer. Mr. Balmer is not charging the Company for the use of the office space. The Company has recorded contributed capital for the estimated cost of the space at $500 per month starting January 1998 with and offset to rent expense. The same stockholder and director of the Company have provided free services to the Company. The Company has recorded contributed capital for the estimated cost of the services at $1,500 per month starting January 1998 with an offset to officer compensation. The same stockholder and director have made certain advances to the Company on an interest free basis, payable upon demand. From inception of the loans to December 31, 1996, the Company has computed interest on the advances at 8% and has treated the interest of $70,318 as contributed capital with an offset to interest expense. From 1997 forward the Company has accrued interest on the advances, until paid, as a liability with an offset to interest expense. During the period ended December 31, 2000 the Company paid off the advances, which at the time were $218,753 and paid down the accrued interest to $32,134.

     We believe that all of the transactions set forth in this document were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions, including loans, between us and our officers, directors, principal shareholders and their affiliates will be approved by a majority of the board of directors, including outside directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of December 31, 2000 and as adjusted to reflect the sale of the minimum and maximum amount of the shares offered hereby, by: (1) each person known by Power Save to be the beneficial owner of more than 5% of Power Save's Common Stock; (2) each of Power Save's directors;
(3) each of Power Save's executive officers, (4) all directors and executive officers of Power Save as a group, and (5) all other stockholders as a group.


                                                          SHARES BENEFICIALLY OWNED
                                         NUMBER     PERCENT (%)
                                         ------     -----------
                                         Prior to           After           After
Name of Beneficial Owner                 Offering           Minimum         Maximum
                                         -----------------  --------------  -------------
Scott Balmer                             6,414,149(100%)*   6,414,149(99%)  6,414,149(87%)
Mary Jane Balmer                         6,414,149(100%)*   6,414,149(99%)  6,414,149(87%)

Other Investors                                  None
Total                                              1

Total shares sold in the offering (Min)            100,000
Total shares sold in the offering (Max)          1,000,000


* Scott Balmer and Mary Jane Balmer are married to each other and report each other's shares as beneficial owners.

0 CERTAIN  ARTICLES  AND  BYLAWS

     The Certificate of Incorporation and Bylaws of Power Save contain certain provisions regarding the rights and privileges of shareholders. The provisions of the Certificate of Incorporation and Bylaws are summarized below. Reference is made to the full text of the Certificate and Bylaws. The following summary is qualified in its entirety by such reference.

     Size of Board and Election of Directors. The Certificate of Incorporation provides that the number of Directors shall be fixed from time to time as provided in the Bylaws. The Articles of Incorporation and Bylaws currently provide for not less than one person to serve on the Board, but the number of Directors may be changed (to not less than one) by amendment to the Bylaws, which requires the vote of a majority of the Board. The Articles of Incorporation further provides that the Board may amend the Bylaws by action taken in accordance with such Bylaws, except to the extent that any matters under the Articles of Incorporation or applicable law are specifically reserved to the shareholders.

1 OPTION  FOR  SHAREHOLDERS  OWNING  MORE  THAN  10%

     The only shareholder owning more than 10% is the founder, Scott Balmer. He has not been granted any options.

2 DESCRIPTION  OF  SECURITIES

     The authorized capital stock of Power Save consists of 50,000,000 shares of common stock, par value $0.001. On December 31, 2000 6,414,149 shares of common stock were issued and outstanding and there is one holder of the common stock. 50,000,000 preferred shares are authorized and 296,300 have been issued and are outstanding. All of the shares of common stock are subject to lock-up agreements and therefore cannot be placed upon the market until such time as those lock-ups expire.

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and do not have cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock represented at a meeting at which a quorum is present may elect all directors to be elected at the meeting. Holders of the common stock may take action without a meeting of stockholders if a consent in writing setting forth such action is signed by the holders of the majority of all outstanding shares of Common Stock.

     The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. In the event of the liquidation, dissolution or winding up of Power Save, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. There are no preemptive rights, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock to be outstanding upon completion of the offering will be, fully paid and non-assessable. The dividends and liquidation rights of holders of common stock are subject to the rights and preferences of the holders of shares of any series of preferred stock that Power Save may issue in the future.

     No material terms of our by-laws are believed to exist that would delay, defer or prevent a change of control of the company. The staggered terms of our board of directors relate to the time that they originally agreed to serve and were elected and do not constitute a barrier to change in control of the company.

3 LIMITATIONS OF DIRECTORS' LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Bylaws of Power Save provide that directors of Power Save will not be personally liable for monetary damages to Power Save or its shareholders for breaches of their duties as directors except in instances involving self-dealing, willful misconduct or recklessness, criminal violations or liabilities involving the payment of taxes.

     Power   Save   has   included   provisions  in  its  Bylaws  providing  for
indemnification of its directors and officers by Power Save to the maximum extent permitted under applicable law, including the advancement of expenses incurred by a director or officer in any suit in which the director or officer is involved. Power Save believes that such actions will assist it in attracting and retaining qualified individuals to serve as directors and officers. Prospective investors should be aware, however, that the costs associated with indemnifying a director or officer could be significant and, if not covered by insurance, could adversely affect Power Save's results of operations. Furthermore, in situations where Power Save has advanced litigation expenses to a director or officer and the director or officer is required to repay the expenses because it is ultimately determined that the director or officer is not entitled to indemnification, the director or officer may not have sufficient cash or assets to repay the expenses advanced.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Power Save pursuant to the foregoing provisions or otherwise, Power Save has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Power Save of expenses incurred or paid by a director, officer or controlling person of Power Save in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Power Save will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4 LIMITATIONS  ON  TRANSFER  OF  SHARES

     There is currently no public market for Power Save's Common Stock, and there is little likelihood that an active trading market will develop in the near future as a result of this offering.

5 TRANSFER  AGENT  AND  ANNUAL  REPORT

     Power Save will act as its own transfer agent until the offering is completed. Each year Power Save will prepare and distribute to shareholders an Annual Report that describes the nature and scope of Power Save's business and operations for the prior year and contains a copy of Power Save's audited financial statements for its most recent year.


6 VALIDITY  OF  COMMON  STOCK

     The validity of the issuance of Common Stock offered hereby will be passed on for the Company by Skinner, Sutton, Watson & Rounds, a Professional Corporation, Reno, Nevada.

7 ACCOUNTING

     Power Save's audited financial statements contained herein show Power Save's position as of December 31, 2000 and are audited by the firm of David T. Thomson, P.C., of Murray, Utah.


8 QUALIFIED  SMALL  BUSINESS  ISSUER  CAPITAL  GAINS  TAX  EXCLUSION

     In 1993, IRS Section 1202 was enacted to provide a 50-percent exclusion of any gain from the sale of qualified small business stock." For the shares to qualify for the exclusion, several tests must be met. For instance the shares must be purchased directly from Power Save, not in a later trading market, and the shares must be held for at least five years. In addition, a "qualified small business" must not have more than $50 million in assets at all times before the issuance of the stock and immediately thereafter. Further, at least 80 percent of the assets must be used in the "active conduct of one or more qualified trades or businesses" throughout the holding period. There are also limitations on the persons who may use the exclusion. Prospective investors should consult their own tax advisers as to the availability of the exclusion.

9 PLAN  OF  DISTRIBUTION

     Power Save is offering to sell up to 1,000,000 shares of Common Stock at an offering price of $5.00 per share. Power Save has agreed to pay to a broker-dealer, Three Arrows Capital Corporation, 7517 Westfield Drive, Bethesda, MD 20817 (301) 229 6240 (the "selling agent") a sales commission of 5 percent, or $0.25 per share. In addition, Power Save has issued warrants to the broker-dealer to purchase shares at the offering price, within five years following effectiveness of the offering as declared by the Commission, at the rate of one warrant for each fifteen shares sold up to a maximum of 83,333 shares, and paid a fee of $9,950 for due diligence and consultation. Warrants to be received by Three Arrows Capital Corp. are restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of the offering except to officers or partners (not directors) of the underwriter and members of the selling group and/or their officers or partners. Three Arrows Capital Corp. is a registered broker-dealer with the NASD and is registered with the states of New York, Maryland, Virginia and numerous other jurisdictions. Power Save has also agreed to indemnify the selling agent for any material misstatement in its filing. Power Save has no plans, proposals, arrangements, or understandings with the selling agent, other than the warrants shares of Power Save's common stock, with regard to future transactions. No other material relationships exist between the selling agent and Power Save or its management. No selling group exists at the present time or is contemplated. We currently also do not contemplate any electronic offering of the security. We may choose to place the prospectus and the subscription agreement on the Internet and if so it will be done by the company itself and the underwriter without any third-party participation. All communications regarding the offering will cite the availability of the prospectus and no preliminary prospectus or pre-qualification efforts have been offered or undertaken.


     No officers, employees, or directors of Power Save will be paid a commission in connection with the sale of any shares nor will any officer, employee or director of Power Save undertake the sale of the shares. Sale of the shares will only be undertaken by the underwriter. None of the principal shareholders nor management of Power Save nor the underwriter will buy shares in the offering to meet the escrow. The shares will be offered by the selling agent on behalf of Power Save primarily through direct solicitations, media coverage, and posting of announcements.

     Notices of the offer and how to get a prospectus will be posted on our website, www.power-save.net, and may also be in selected print media and sent to customers and other interested parties by mail. These notices will be in the form permitted by Rule 134 of the federal Securities Act of 1933. Copies of this prospectus will be accessible through our website to persons registering as residents of states in which we may lawfully offer shares. The share purchase agreement will also be available on the website to those persons and can be completed and submitted electronically or printed and mailed. Printed copies of the prospectus and share purchase order will be mailed to those requesting them. Notice of accepted share purchase orders will be sent by email or regular mail. Shares are to be sold on a "first come- first served," basis as determined by the date when share purchase orders are received. The offering will end when either all of the shares have been sold or we terminate the offering. When the offering is completed, purchasers will receive a certificate for those shares. We have not solicited conditional offers or indications of interest and full payment will be required with the subscription.

1 DETERMINATION  OF  OFFERING  PRICE

     Because there has been no market for our common stock, the public offering price has been determined by our board of directors. Among the factors considered were Power Save's results of operations, our current financial condition, our future prospects, the state of the markets for our products and services, the experience of management and the economics of the industry segment in general.

2 BEST  EFFORTS  OFFERING

     Neither the underwriter nor any other party has agreed to purchase any amount of securities and the success of the offering is dependent upon sales of the security.

     Power Save reserves the right to reject any subscription in its entirety or to allocate shares among prospective investors. If any subscription is rejected, funds received by Power Save for such subscription will be returned with interest and without deduction. The termination date of the prospectus is March 31, 2002. Subscribers will be required to make certain representations and warranties in the subscription agreement that should be carefully read before signing.

     Investors will have payment for stock deposited in an escrow account in The Business Bank, 8399 Leesburg Pike, Vienna, VA 22101 by noon of the next business day after receipt by the broker-dealer. If the minimum proceeds of $500,000 are not raised, the Subscriber's funds will be promptly returned, with interest, by the escrow date of March 31, 2002. Escrowed funds will be invested only in investments permissible under SEC Rule 15c2-4.


     Within five days of its receipt of a subscription agreement from the selling agent confirming that an accompanying check for the purchase price of shares has been received following escrow, Power Save will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which subscription has been accepted by Power Save. Power Save reserves the right to reject orders for the purchase of shares in whole or in part. Not more than thirty days following the mailing of its written confirmation, and upon achieving the minimum number of total shares to be sold, a subscriber's Common Stock certificate will be mailed by first class mail. Power Save shall not use the proceeds paid by an investor until such time as escrow is broken.


LOCK-UP AGREEMENTS

     Officers and directors of Power Save are required to sign "lock-up" agreements for any and all shares they own or have beneficial rights to own. Such agreements specify that the holders will not sell or otherwise dispose of any shares of common stock in any public market transaction including pursuant to Rule 144 without the specific written approval of the underwriter, Three Arrows Capital Corp.

                         POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS


                                  DECEMBER 31, 2000


                                       AND

                           DECEMBER 31, 1999 AND 1998

                          POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                                    CONTENTS



                                                              PAGE

INDEPENDENT  AUDITOR'S  REPORT                                   1

FINANCIAL  STATEMENTS

     Balance  Sheets                                             2


     Statements  of  Operations                                  3


     Statement  of  Stockholders'  Equity                      4-5


     Statements  of  Cash  Flows                                 6


     Notes  to  Financial  Statements                         7-12

                                          POWER SAVE INTERNATIONAL, INC.

                                           (A DEVELOPMENT STAGE COMPANY)
                                                  BALANCE SHEETS
                                     DECEMBER 31, 2000, 1999 AND 1998

                                                      ASSETS
                                                                        December 31,
                                                                          2000           1999            1998
                                                                      ------------  --------------  --------------
CURRENT ASSETS:
    Cash                                                              $   116,145   $      53,227   $       3,527
     Prepaid expenses                                                       1,500               -               -
     Accounts receivable                                                        0           3,788               -
     Marketable securities-available-for-sale                               5,773         904,160               -
     Deferred offering costs                                               27,658          12,450               -
                                                                      ------------  --------------  --------------

             Total Current Assets                                         151,076         973,625           3,527
                                                                      ------------  --------------  --------------

PROPERTY, PLANT AND EQUIPMENT, at cost
    Equipment                                                               4,112           4,112           1,612
                                                                      ------------  --------------  --------------
                                                                            4,112           4,112           1,612
    Less accumulated depreciation                                           2,237           1,737           1,166
                                                                      ------------  --------------  --------------

    Net property, plant and equipment                                       1,875           2,375             446
                                                                      ------------  --------------  --------------

OTHER ASSETS
    Product rights, development costs and other intangible assets net of reserve of $244,000 at December 31, 2000,
       1999 and 1998                                                            -               -               -
                                                                      ------------  --------------  --------------

             Total Other Assets                                                 -               -               -
                                                                      ------------  --------------  --------------

TOTAL ASSETS                                                          $   152,951   $     976,000   $       3,973
                                                                      ============  ==============  ==============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                                 $       683   $       2,056   $       9,256
     Accrued interest payable - stockholder                                32,134          36,824          22,674
     Advances from shareholder                                                  -         218,753         134,994
                                                                      ------------  --------------  --------------

             Total Current Liabilities                                     32,817         257,633         166,924
                                                                      ------------  --------------  --------------

STOCKHOLDERS' EQUITY:
     Preferred stock; 50,000,000 shares authorized; $.001 par value;
       296,300 shares issued and outstanding at December 31, 2000 and
       December 31, 1999 and no shares issued and outstanding
        at December 31, 1998                                                 296             296               -
     Capital stock, $.001 par value; 50,000,000 shares authorized;
        6,414,149 shares issued and outstanding at December 31, 2000,
        1999 and 1998                                                       6,414           6,414           6,414
     Additional paid-in capital                                         1,820,503       1,806,503       1,178,654
     Deficit accumulated during the development stage                  (1,342,753)     (1,433,906)     (1,348,019)
     Accumulated other comprehensive income (loss)                       (364,326)        339,060               -
                                                                      ------------  --------------  --------------

             Total Stockholders' Equity (Deficit)                         120,134         718,367        (162,951)
                                                                      ------------  --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $   152,951   $     976,000   $       3,973
                                                                      ============  ==============  ==============


       The accompanying notes are an integral part of these financial statements

                                       POWER SAVE INTERNATIONAL, INC.

                                       (A DEVELOPMENT STAGE COMPANY)
                                          STATEMENTS OF OPERATIONS

                                                             Year Ended                Inception
                                                  -----------------------------
                                                         December 31,
                                                     2000           1999            1998           2000
                                                  -----------  --------------  --------------  ------------
SALES, Net of Returns, Allowances and Discounts   $    4,075   $      69,986   $       5,041   $   591,656
COST OF SALES                                              -          67,261             589       352,207
                                                  -----------  --------------  --------------  ------------

Gross margin                                           4,075           2,725           4,452       239,449
                                                  -----------  --------------  --------------  ------------

EXPENSES:
    Research and development costs                         -               -               -       119,554
    Depreciation and amortization                        500             571          50,186       548,646
    Reserve against product rights                         -               -         244,000       244,000
    General and administrative expenses               84,475          85,592          37,709       769,614
                                                  -----------  --------------  --------------  ------------

TOTAL OPERATING EXPENSES                              84,975          86,163         331,895     1,681,814
                                                  -----------  --------------  --------------  ------------

Net (loss) before other items                        (80,900)        (83,438)       (327,443)   (1,442,365)
                                                  -----------  --------------  --------------  ------------

OTHER INCOME (EXPENSE)
    Nonrefundable option income                            -               -          23,000        23,000
    Gain on sale of marketable securities            167,249          11,474               -       178,723
    Interest expense                                  (3,797)        (14,150)        (10,998)     (110,939)
    Dividend income                                    8,601             227               -         8,828
                                                  -----------  --------------  --------------  ------------

TOTAL OTHER INCOME (LOSS)                             172,053         (2,449)         12,002        99,612
                                                  -----------  --------------  --------------  ------------

NET INCOME (LOSS) BEFORE TAXES                         91,153        (85,887)       (315,441)   (1,342,753)

PROVISIONS FOR INCOME TAXES                                -               -               -             -
                                                  -----------  --------------  --------------  ------------

NET INCOME (LOSS)                                  $   91,153   $     (85,887)  $    (315,441)  $(1,342,753)
                                                  ===========  ==============  ==============  ============

EARNINGS (LOSS) PER SHARE                         $     0.01   $       (0.01)  $       (0.05)
                                                  ===========  ==============  ==============

WEIGHTED AVERAGE SHARES OUTSTANDING                6,414,149       6,414,149       6,414,149
                                                  ===========  ==============  ==============


       The accompanying notes are an integral part of these financial statements

                                            POWER SAVE INTERNATIONAL, INC.

                                            (A DEVELOPMENT STAGE COMPANY)
                                          STATEMENT OF STOCKHOLDERS' EQUITY
                                  FROM INCEPTION (MAY 8, 1987) TO DECEMBER 31, 1999

                                                              Preferred Stock         Capital Stock      Additional
                                                          ----------------------  ---------------------    Paid-in
                                                            Shares      Amount      Shares     Amount      Capital
                                                          -----------  ---------  ----------  ---------  ------------
Issuance of shares for cash-May 1987                               -   $      -     100,000   $    100   $     2,900
Issuance of shares for cash-August 1987                            -          -      63,433         63       279,877
Issuance of shares for product rights and other
  intangible assets                                                -          -          33          -             -
Sale of shares to the public for $.30 per share-restated           -          -      74,334         74        22,226
Deferred offering costs                                            -          -           -          -        (7,892)
Exchange of shares regarding pooling of interest
  of subsidiaries:
    Cancellation                                                   -          -     (63,467)       (63)           63
    Re-issuance                                                    -          -     396,767       (397)         (397)
Issuance of shares for services                                    -          -      30,500         31           884
Cancellation of shares-former officer                              -          -     (30,000)       (30)       (9,970)
Issuance of shares to A.P.S.I.-merger                              -          -   5,144,000      5,144        39,856
Issuance of shares for prepaid lease and
  working capital                                                  -          -     449,000        449       249,551
Issuance of shares for services                                    -          -      95,000         95         2,755
Conversion of debt to preferred stock                         50,000         50           -          -       499,950
Exchange of preferred shares for oil and gas
  properties                                               2,000,000      2,000           -          -     9,998,000
Issuance of shares for services                                    -          -     154,549        154         4,483
Additional contributed capital                                     -          -           -          -        70,318
Net loss from inception through
  December 31, 1996                                                -          -           -          -             -
                                                          -----------  ---------  ----------  ---------  ------------

Balance-December 31, 1996                                  2,050,000      2,050   6,414,149      6,414    11,152,604

Net loss for the year ended December 31, 1997                      -          -           -          -             -
                                                          -----------  ---------  ----------  ---------  ------------

Balance-December 31, 1997                                  2,050,000      2,050   6,414,149      6,414    11,152,604

Additional contributed capital                                     -          -           -          -        24,000
Cancellation of preferred shares for oil and gas
  properties and other outstanding preferred shares       (2,050,000)    (2,050)          -          -    (9,997,950)
Net loss for the year ended December 31, 1998                      -          -           -          -             -
                                                          -----------  ---------  ----------  ---------  ------------

Balance-December 31, 1998                                          -   $      -   6,414,149   $  6,414   $ 1,178,654
                                                          ===========  =========  ==========  =========  ============

                                                           Deficit
                                                          Accumulated  Accumulated
                                                           During the     Other       Total
                                                          Development Comprehensive Stockholders' Comprehensive
                                                             Stage      Income        Equity         Income
                                                          ------------  -------  -------------  ---------------
Issuance of shares for cash-May 1987                      $         -   $     -  $      3,000
Issuance of shares for cash-August 1987                             -         -       279,940
Issuance of shares for product rights and other
  intangible assets                                                 -         -             -
Sale of shares to the public for $.30 per share-restated            -         -        22,300
Deferred offering costs                                             -         -        (7,892)
Exchange of shares regarding pooling of interest
  of subsidiaries:
    Cancellation                                                    -         -             -
    Re-issuance                                                     -         -             -
Issuance of shares for services                                     -         -           915
Cancellation of shares-former officer                               -         -       (10,000)
Issuance of shares to A.P.S.I.-merger                               -         -        45,000
Issuance of shares for prepaid lease and
  working capital                                                   -         -       250,000
Issuance of shares for services                                     -         -         2,850
Conversion of debt to preferred stock                               -         -       500,000
Exchange of preferred shares for oil and gas
  properties                                                        -         -    10,000,000
Issuance of shares for services                                     -         -         4,637
Additional contributed capital                                      -         -        70,318
Net loss from inception through
  December 31, 1996                                          (979,024)        -      (979,024)  $(979,024)
                                                          ------------  -------  -------------  ----------

Balance-December 31, 1996                                    (979,024)        -    10,182,044

Net loss for the year ended December 31, 1997                 (53,554)        -       (53,554)  $ (53,554)
                                                          ------------  -------  -------------  ----------

Balance-December 31, 1997                                  (1,032,578)        -    10,128,490

Additional contributed capital                                      -         -        24,000
Cancellation of preferred shares for oil and gas
  properties and other outstanding preferred shares                 -         -   (10,000,000)
Net loss for the year ended December 31, 1998                (315,441)        -      (315,441)  $(315,441)
                                                          ------------  -------  -------------  ----------

Balance-December 31, 1998                                 $(1,348,019)  $     -  $   (162,951)
                                                          ============  =======  =============


       The accompanying notes are an integral part of these financial statements

                                             POWER SAVE INTERNATIONAL, INC.

                                              (A DEVELOPMENT STAGE COMPANY)
                                            STATEMENT OF STOCKHOLDERS' EQUITY
                                    FROM INCEPTION (MAY 8, 1987) TO DECEMBER 31, 1999

                                                                                                             Deficit
                                                                                                            Accumulated
                                                         Preferred  Stock     Capital Stock     Additional  During  the
                                                         ----------------  -------------------   Paid-in    Development
                                                         Shares   Amount    Shares     Amount    Capital       Stage
                                                         -------  -------  ---------  --------  ----------  ------------
Balance- December 31, 1998                                     -  $     -  6,414,149  $  6,414  $1,178,654   $(1,348,019)

Additional contributed capital                                 -        -          -         -      35,545            -
Issuance of preferred shares for marketable securities   296,300      296          -         -     592,304            -
Comprehensive income:
   Net loss for the year ended December 31, 1999               -        -          -         -           -      (85,887)
   Other comprehensive income (loss)
     Unrealized gain on securities                             -        -          -         -           -            -
Comprehensive income                                           -        -          -         -           -            -
                                                         -------  -------  ---------  --------  ----------  ------------

Balance-December 31, 1999                                296,300      296  6,414,149     6,414   1,806,503   (1,433,906)

Additional contributed capital                                 -        -          -         -      14,000            -
Comprehensive income:
   Net loss for the year ended December 31, 2000               -        -          -         -           -       91,153
   Other comprehensive income (loss)
     Unrealized loss on securities                             -        -          -         -           -            -
Comprehensive income                                           -        -          -         -           -            -
                                                         -------  -------  ---------  --------  ----------  ------------

Balance-December 31, 2000                                296,300  $   296  6,414,149  $  6,414  $1,820,503  $(1,342,753)
                                                         =======  =======  =========  ========  ==========  ============

                                                         Accumulated
                                                            Other       Total
                                                       Comprehensive Stockholders' Comprehensive
                                                           Income      Equity      Income
                                                         ----------  ----------  ----------
Balance- December 31, 1998                               $       -   $(162,951)

Additional contributed capital                                   -      35,545
Issuance of preferred shares for marketable securities           -     592,600
Comprehensive income:
     Net loss for the year ended December 31, 1999               -     (85,887)  $ (85,887)
     Other comprehensive income (loss)
          Unrealized gain on securities                    339,060     339,060     339,060
Comprehensive income                                             -           -   $ 253,173
                                                         ----------  ----------  ----------

Balance-December 31, 1999                                  339,060     718,367

Additional contributed capital                                   -      14,000
Comprehensive income:
    Net loss for the seven months ended December 31, 2000            -  91,153   $ 118,392
    Other comprehensive income (loss)
          Unrealized loss on securities                   (703,386)   (703,386)   (703,386)
Comprehensive income                                             -           -   $(612,233)
                                                         ----------  ----------  ----------

Balance-December 31, 2000                                $(364,326)  $ 120,134
                                                         ==========  ==========


       The accompanying notes are an integral part of these financial statements

                                             POWER SAVE INTERNATIONAL, INC.

                                              (A DEVELOPMENT STAGE COMPANY)
                                                STATEMENTS OF CASH FLOWS


                                                                            Year Ended             Inception
                                                                   -----------------------------     Through
                                                                              December 31,
                                                                   2000          1999            1998           2000
                                                                ----------  --------------  --------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                          $  91,153   $     (85,887)  $    (315,441)  $(1,342,753)
     Adjustments to reconcile net loss to net cash used
          in operating activities:
             Depreciation and amortization                            500             571          50,186       548,438
             Common stock issued for lease                              -               -               -       225,000
             Gain on sale of securities                          (167,249)        (11,474)              -      (178,723)
             Contributed interest                                       -               -               -        70,018
             Contributed rent and officer compensation             24,000          24,000          24,000        72,000
             Reserve against assets and liabilities                     -               -         244,000       244,000
          Changes in assets and liabilities:
             (increase) in prepaid expenses                        (1,500)              -               -        (1,500)
             (Increase) in accounts receivable                      3,788          (3,788)              -             -
             (Increase) in deferred offering costs                (15,208)        (12,450)              -       (27,658)
             Increase (decrease) in accounts payable               (1,373)         (7,199)         (6,303)          683
             Increase in accrued interest                           1,021          14,150          10,998        37,845
             Increase (decrease) in advances from shareholder    (234,463)         83,759          (4,954)      (15,710)
                                                                ----------  --------------  --------------  ------------

             Net cash used in operating activities               (299,331)          1,682           2,486      (368,152)
                                                                ----------  --------------  --------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Product rights, development costs and intangibles                  -               -               -      (244,000)
     Increase in organization costs                                     -               -               -       (36,408)
     Proceeds from sale of marketable securities                  362,249          38,974               -       401,223
     Acquisition of fixed assets                                        -          (2,500)              -       (14,112)
                                                                ----------  --------------  --------------  ------------

             Net cash provided by investing activities            362,249          (2,500)              -       106,703
                                                                ----------  --------------  --------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from issuance of common stock,  net                       -               -               -       366,050
     Contributed capital                                                -          11,544               -        11,544
                                                                ----------  --------------  --------------  ------------

             Net cash provided by financing activities                  -          50,518               -       377,594
                                                                ----------  --------------  --------------  ------------

             Net Increase (decrease) in Cash                       62,918          49,700           2,486       116,145

CASH AT BEGINNING PERIOD                                           53,227           3,527           1,041             -
                                                                ----------  --------------  --------------  ------------

CASH AT END OF PERIOD                                           $ 116,145   $      53,227   $       3,527   $   116,145
                                                                ==========  ==============  ==============  ============

SUPPLEMENTAL CASH FLOW INFORMATION:
     Stock issued in exchange for goods and services            $       -   $     592,600   $           -   $   601,002
                                                                ==========  ==============  ==============  ============

     Cash paid for interest                                     $       -   $           -   $           -   $         -
                                                                ==========  ==============  ==============  ============

     Cash paid for income taxes                                 $       -   $           -   $           -   $         -
                                                                ==========  ==============  ==============  ============


       The accompanying notes are an integral part of these financial statements

                         POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY

     Power Save International, Inc. (the Company), a Nevada corporation, was re-incorporated on July 22, 1999. The original incorporation date of the previous company was May 8, 1987 and the following financial statements reflect activities from this date of inception. The company is currently consulting, creating and providing commercial and industrial energy efficient, engine driven or electrically driven oxygen plants, air conditioning, refrigeration, compressed air and electric generating plant designs and systems, for domestic and export applications, from a variety of energy technology related products, developed over the years. The Company's products are being sold in the eastern United States.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of Power Save International, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     ACCOUNTING METHOD - The Company's financial statements are prepared using
     ------------------
     the accrual method of accounting.

     INVENTORIES  -       Due  to the nature of the Company's business it has no
     -----------
     inventories. All of the systems described in Note 1 are built by outside manufacturers and subcontractors. The Company pays for these finished products and provides them to their customers.

     EQUIPMENT - Equipment is stated  at  cost.   Maintenance  and  repairs  are
     ---------
     expensed as incurred. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, which is three to ten years.


     PRODUCT  RIGHTS  -  Product  rights  were  to  be  amortized  over  revenue
     ---------------
     generating operations based on management's expectations of the life of such technology acquired. In 1998, the remaining cost of the product rights were reserved in total leaving a zero balance at December 31, 2000, December 31, 1999 and 1998. (see note 5).


     EARNINGS  (LOSS)  PER  SHARE    -    The  Company  adopted  Statement  of
     ----------------------------
     Financial Accounting Standard No. 128, "Earnings per Share"("SFAS No. 128"), which is effective for annual periods ending after December 15, 1997. Earnings (loss) per share are computed based on the weighted average number of shares actually outstanding which was 6,414,149 for all periods presented. No changes in the computations of diluted earnings per share amount are presented since there were no capital stock transactions that would serve to dilute common shares.

     INCOME TAXES  -   The Company accounts for income taxes using the asset and
     ------------
     liability method. The differences between the financial statement and tax bases of assets and liabilities is determined annually. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized. Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

     STATEMENT OF CASH FLOWS - The Company considers (if and when they have any)
     -------------------------
     all highly liquid investments with maturities of three months or less to be cash equivalents. During 1999 the Company had a noncash transaction as explained in Note 9. The Company had no noncash investing and financing transaction during 1998.

                         POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

     ISSUANCE OF SHARES FOR  SERVICES AND OTHER ASSETS - Valuation of shares for
     -------------------------------------------------
     services and other acquired assets were based on the fair market value of services received.

     USE OF ESTIMATES - The  preparation  of financial  statements in conformity
     -----------------
     with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE  RECOGNITION - The Company's  sale of plant design and revenue from
     --------------------
     plant installation is done within a short time since its plants are designed for small commercial sites and buildings and are generally completed within a few months. The Company recognizes revenue as earned at the completion of the contract.

     ORGANIZATION  AND  START-UP  COSTS  - The  Company  has  adopted  SOP  98-5
     ----------------------------------
     "Reporting on the Costs of Start-up Activities." The SOP requires costs of start-up activities and organization costs to be expensed as incurred.

     COMPREHENSIVE   INCOME  -  The  Company  adopted   Statement  of  Financial
     ----------------------
     Accounting Standard No. 130, "Comprehensive Income"("SFAS No. 130"), which is effective for annual periods ending after December 15, 1997. As provided by SFAS No. 130, reclassification adjustments to prior year amounts are reported in a separate statement of comprehensive income along with current year components of comprehensive income.


     RECLASSIFICATIONS  - Certain prior year amounts have been  reclassified  to
     -----------------
     conform with December 31, 2000 classifications.


     MARKETABLE  SECURITIES -  Marketable  securities  consist of common  stock.
     ----------------------
     Marketable securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as trading securities or available-for-sale securities under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and re-evaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and unrealized holding gains and losses are included in earnings. Debt securities for which the company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax if applicable, reported as a separate component of stockholders' equity in accumulated other comprehensive income. The company at this time has no trading securities.

NOTE 3 - BASIS OF PRESENTATION AND CONSIDERATIONS RELATED TO CONTINUED EXISTENCE


     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the year ended December 31, 2000, the Company had net income of $91,153 and is its only period to have income for many years. The Company incurred net losses of $85,887 and $315,441 for the years ended December 31, 1999 and 1998, respectively. Additionally, the Company has incurred losses of ($1,342,753) from inception through December 31, 2000. These factors, among others, raise substantial doubt as to the Company's ability to obtain debt and/or equity financing and achieve profitable operations.

     The Company's management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern.

                         POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - BASIS OF PRESENTATION AND CONSIDERATIONS RELATED TO CONTINUED EXISTENCE
     - CONTINUED

     These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 4 - DEVELOPMENT STAGE COMPANY


     The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It has yet to commence full-scale operations. Through December 31, 2000, the Company had income $91,153. The income was from sale of stock investments and not operations. From inception through December 31, 1999, the Company did not have any net income from operations. At December 31, 2000, the Company had $152,951 in assets and $32,817 in liabilities.


     The Company has not yet generated significant revenue and has begun to fund its operations through the issuance of equity. Accordingly, the Company's ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional financing and execute its business plan. There can be no assurance that the Company will be able to obtain additional funding, and, if available, that the funding will be obtained on terms favorable to or affordable by the Company. The Company's management is exploring several funding options and expects to raise additional capital through private placements to continue to develop the Company's operations around its business plan. Ultimately, however, the Company will need to achieve profitable operations in order to continue as a going concern.

NOTE 5 - PRODUCT RIGHTS


     The company acquired certain product rights, development costs and other intangible assets at a cost of $244,000 from H.C. Technology, Inc. (a then related corporation). These assets were appraised on September 15, 1987 for $1,480,000 and such assets include product technology, employee replacement costs, marketing programs, trade names, and other assets with determinable value. Since the acquisition of these assets was a number of years ago, the valuation carried on the books was reserved to a zero value at December 31, 2000 and December 31, 1999 and 1998.


NOTE 6 - LICENSE FEE

     The company had a license for a design of a thermal compression hemispheric jet chiller to utilize a source of heat to provide chilled water for use in refrigeration and air-conditioning systems to reduce the energy consumption of systems in which they were to be incorporated. This license fee has expired and all related costs were fully amortized at the end of 1998.

NOTE 7 - INCOME TAXES

     Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Amounts for deferred tax liabilities and assets are as follows:


                                                    December 31
                                                 2000          1999            1998
                                              ----------  --------------  --------------
  Tax liability                               $  18,85    $            -  $            -
  Use of NOL against deferred tax liability     (18,850)               -               -
  Deferred tax asset
     Temporary - see below                       82,880          90,677          75,140
     NOL carryover     450,671                  231,746         321,332
  Net of valuation allowance                   (533,551)       (322,423)       (396,472)
                                              ----------  --------------  --------------
    Total                                     $     -0-   $         -0-   $         -0-

                         POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - INCOME TAXES - CONTINUED

     The following temporary differences gave rise to the deferred tax asset at December 31, 2000, December 31, 1999 and December 31, 1998.

                                                         December 31,
                                                    2000          1999            1998
                                                 ----------  --------------  --------------
  Tax benefit of reserve against product rights  $  82,960   $      82,960   $      82,960
  Tax liability for organization write-off           (  80)           (103)              -
  Tax liability of option income                         -           7,820          (7,820)
                                                 ----------  --------------  --------------
                                                    82,880          90,677          75,140
  Valuation allowance for judgment of
     realizability of net deferred tax benefit
     in future years                             $ (82,880)  $    ( 90,677)  $     (75,140)


     For tax purposes, the Company had available at December 31, 2000, net operating loss ("NOL") carryforwards for regular Federal income tax purposes of $938,562. The balance of NOL carryforwards through December 31, 2000 of $938,562 will expire as shown below.

          Year  Ended
          December  31,
          -------------
          2002                         $          8
          2003                               13,546
          2004                              156,871
          2005                              162,877
          2006                              130,190
          2007                              113,298
          2008                              108,239
          2009                               95,943
          2010                               46,043
          2011                               76,349
          2012                               35,324
                                      -------------
                                         $  938,562
                                      =============

NOTE 8 - RELATED PARTY TRANSACTIONS

     The Company currently utilizes office space from a major stockholder of the Company. The stockholder is not charging the Company for the use of the office space. The Company has recorded contributed capital for the estimated cost of the space at $500 per month starting January 1998 with and offset to rent expense. The same stockholder and director of the Company has provided free services to the Company. The Company has recorded contributed capital for the estimated cost of the services at $1,500 per month starting January 1998 with an offset to officer compensation. The same stockholder, and director has made certain advances to the Company on an interest free basis, payable upon demand. From inception of the loans to December 31, 1996, the Company has computed interest on the advances at 8% and has treated the interest of $70,318 as contributed capital with an offset to interest expense. From 1997 forward the Company has accrued interest on the advances, until paid, as a liability with an offset to interest expense. During the period ended December 31, 2000 the Company paid off the advances which at the time were $218,753 and paid down the accrued interest to $32,134.

                         POWER SAVE INTERNATIONAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - NON-CASH TRANSACTIONS

     The following noncash investing and financing activities occurred during the period from inception through December 31, 1999:

     During 1991, the Company exchanged 50,000 shares of its preferred stock for certain license fees valued at $500,000.

     During 1990, the Company issued certain shares of its common stock for a prepaid lease valued at $225,000.

     During 1996, the Company exchanged 2,000,000 shares of preferred stock for oil and gas properties valued at $10,000,000. This transaction was rescinded. For financial statement purposes the transaction was treated as being rescinded in 1998.

     During 1999, the Company exchanged 296,300 shares of preferred stock for marketable securities valued at the time of exchange at $592,600. The value of the securities was determined by using market quotes for the stock at the time of the exchange.

NOTE 10 - STOCKHOLDERS' EQUITY

     The  Company's  Preferred  Stock  is  non-voting,   non-dividend   bearing,
     redeemable and convertible to common stock at the time the Company and the holders of the preferred stock deem it appropriate.


     The Company and its assets were spun off from the previously owned parent company when a majority interest of the common stock in the old company was sold to a consulting group. The assets and liabilities were transferred to the current corporation and all the activities from inception through December 31, 2000 have remained with the current company.

     The Board of Directors has authorized a stock issuance totaling 1,000,000 shares of its common stock at $5.00 per share. The offering will be filed under the Securities Act of 1933 or an exemption under the Act.

     The Company has paid certain deferred offering costs related to the above mentioned offering totaling $27,658. It is expected that additional legal and accounting costs will be incurred in relation to the offering. If the current offering is successful, the costs will be offset against any gross proceeds received. Otherwise, the costs will be written off to expense in the year the offering is unsuccessful or terminated.

     The company has adopted SFAS 130, which requires presentation of comprehensive income(net income plus all other changes in net assets from non-owner sources) and its components in the financial statements. The company has changed the format of its statements of stockholders' equity to present comprehensive income. Accumulated other comprehensive income or loss shown in the statements of stockholders' equity at December 31, 2000 and December 31, 1999, is solely comprised of the accumulated change in unrealized gains and losses on marketable securities. There was no other comprehensive income prior to 1999.

NOTE 12 - MARKETABLE SECURITIES

     Marketable securities are carried on the balance sheet at their fair value. As of December 31, 2000 and December 31, 1999, the market value of the available-for-sale securities was $5,773 and $904,160 respectively. At December 31, 2000 and December 31, 1999 the above consisted of 370,100 and 565,100 respectively of common shares of one company. As of December 31, 2000 and December 31, 1999 respectively, the following applies to the company's available-for-sale securities. Cost was $370,100 and $565,100. Unrealized loss at December 31, 2000 was $364,326 and unrealized gain at December 31, 1999 was $339,060. Historical cost is used to compute realized gains. The net unrealized holding gain or loss on securities available for sale that has been included in other comprehensive income during the year ended December 31, 2000 was a $703,386 holding loss and during the year ended December 31, 1999 was a $339,060 holding gain. The total cost of the stock sold During the year ended December 31, 2000 was $195,000.

                         POWER SAVE INTERNATIONAL, INC.
                          A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS

     As part of the offering of the Company's common stock as explained in Note 10, the Company has signed an underwriting and selling agreement. The agreement calls for a 5% commission of the gross proceeds of the offering, contingent upon achieving the minimum specified in the offering. The Company has also paid a due diligence fee of $4,000 and consulting fee of $5,950 plus mutually agreed expenses.

     On April 24, 2000, the Company signed an agreement for 12 months for publicity and promotional services. The Company paid a $3,000 retainer per the agreement of which $1,500 was prepaid. The Company will pay $1,500 per month and the provider of publicity and promotional services will also receive 1% of the stock offering described in Note 10.

NOTE 14 - SHARE EXCHANGE AND PURCHASE AGREEMENT

     On April 18, 2000, the Company signed a share exchange and purchase agreement with Mirage Air Systems, Inc. (MAS). MAS had audited revenues of $6,740,387 as of December 31, 1999 and has been engaged in the HVAC business for 10 years. MAS is a New York Corporation. The Company offers under the agreement to purchase MAS for the amount of 4 million dollars. The purchase price for MAS will be paid by the issuance of Company preferred shares. The preferred shares will be non-dividend, redeemable convertible shares in an arbitrarily agreed amount equaling the agreed purchase price. The shares shall be exchanged for 100% of the shares of MAS. The preferred shares will be retired over a mutually agreed period of time, as set forth in the agreement. The purchase has not yet taken place.

MIRAGE  AIR  SYSTEMS,  INC.
Financial Statements for the Period Ended November 30, 2000, and Independent Accountant's Report

TABLE  OF  CONTENTS
INDEPENDENT  ACCOUNTANT'S  REPORT
FINANCIAL  STATEMENTS  FOR  THE YEAR ENDED  NOVEMBER 30,  2000:

Balance  Sheet
Statement  of  Income
Peter Maniscalco, Certified Public Accountant, 500 North Broadway, Suite 163, Jericho, New York 11753 Office 516 827-1100 Fax 516 827-1101
INDEPENDENT  AUDITORS'  REPORT
To the Board of Directors and Stockholders of Mirage Air Systems, Inc.
Bohemia,  New  York

I have compiled the accompanying balance sheet of Mirage Air Systems, Inc. (the "Company") as of November 30, 2000, and the related statements of income for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, we do not express an opinion or any other form of assurance on them.

Peter  Maniscalco  /s/
January 5,  2001

     BALANCE SHEET (UNAUDITED)                       NOVEMBER 30, 2000
ASSETS
CURRENT  ASSETS:
     Cash  mid  cash  equivalents                    $    208,108
     Accounts  receivable                               1,396,376
     Prepaid  expenses                                      5,322
     Deferred  income  taxes
          Total  current  assets                        1,609,806
PROPERTY  AND  EQUIPMENT  -Net                             98,838
DEFERRED  INCOME  TAXES
SECURITY  DEPOSITS                                          8,488
TOTAL                                                $  1,717,132
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT  LIABILITIES:
     Accounts  payable  and  accrued  expenses       $  1,326,800
     Income  taxes  payable                                75,000
          Total  current  liabilities                   1,401,800
NOTES  PAYABLE                                             39,770
LOANS  TO  SHAREHOLDERS                                     9,385
DEFERRED  INCOME  TAXES
TOTAL  LIABILITIES                                      1,450,955
STOCKHOLDERS'  EQUITY  (DEFICIENCY):
     Common stock, no par value - 100 shares issued        31,100
     Retained  Earnings                                   235,077
          Total  stockholders'  equity  (deficiency)      266,177
     TOTAL                                           $  1,717,132
SEE  ACCOUNTANT'S  COMPILATION  REPORT

STATEMENT  OF  INCOME  (UNAUDITED)

PERIOD  ENDED                                     NOVEMBER 31,  2000
NET  SALES                                           $  7,459,096
COST  OF  SALES:
Purchases                                               1,965,489
Subcontract                                             3,098,056
                                                        5,063,545
Administrative  expenses  (income):
     Officer  Salaries                                    604,028
     Salaries  and  Wages                                 797,473
     Rent  and  utilities                                 355,134
     Professional  Fees                                    12,126
     Travel                                                34,029
     Payroll  taxes                                        78,577
     Contributions                                            775
     Employee  benefits                                    15,000
     Miscellaneous  Taxes                                  15,186
     Stationery  and  supplies                              3,075
     Office  Expenses                                      38,068
     Interest  expense                                     13,200
     Insurance                                            166,113
     Depredation  and  amortization                        30,600
     Other  administrative  expenses                       12,349
          Total  costs  and  expenses  -  net           2,175,733
INCOME  BEFORE  PROVISION  FOR  INCOMB  TAXES             219,818
PROVISION  FOR  INCOME  TAXES                              75,000
NET  INCOME                                               144,818

Financial  Statements  for  the
Year  Ended  December  31,  1999,  and  Independent  Auditors'  Report
MIRAGE  AIR  SYSTEMS,  INC.

TABLE  OF  CONTENTS
NDEPENDENT AUTITORS' REPORT FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999:

Balance  Sheet
Statement  of  Income
Statement  of  Stockholders'  Equity  (Deficiency)
Statement  of  Cash  Flows
Notes  to  Financial  Statements

Peter Maniscalco Certified Public Accountant 500 North Broadway Jericho, New York 11753 Office: 516 827-1100 Fax: 516 827-1101

INDEPENDENT  AUDITORS'  REPORT

To the Board of Directors and Stockholders of Mirage Air Systems, Inc. Bohemia, New York

I have audited the accompanying balance sheets of Mirage Air Systems, Inc. (the "Company") as of December 31, 1999, and the related statements of income, stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that nay audits provide a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in ail material respects, the financial position of the Company at December 31, 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

August  10,  2000
Peter  Maniscalco  /s/

     BALANCE  SHEET
     DECEMBER  31  1999
     Assets
     CURRENT  ASSETS:
     Cash  and  cash  equivalents  (Note  2)              $  80,295
     Accounts  receivable                                 1,149,743
     Prepaid  expenses                                       18,522
     Deferred  income  taxes  (Note  7)
          Total  current  assets                          1,248,560
PROPERTY  AND  EQUIPMENT  -  Net  (Note  3)                 128,452
DEFERRED  INCOME  TAXES  (Notes  2  and  7)
SECURITY  DEPOSITS                                            7,288
TOTAL
LIABILITIES  AND  STOCKHOLDERS'  EQUITY  (DEFICIENCY)
CURRENT  LIABILITIES:
     Accounts  payable  and  accrued  expenses         $  1,188,393
     Income  taxes  payable
          Total  current  liabilities                     1,188,393
NOTES  PAYABLE  (Note  4)                                    68,963
LOANS  TO  SHAREHOLDERS  (Note  8)                            6,085
DEFERRED  INCOME  TAXES  (Notes  2  and  7)
TOTAL  LIABILITIES                                        1,263,441
STOCKHOLDERS'  EQUITY  (DEFICIENCY):
     Common stock, no par value - 100 shares issued          31,100
     Retained  Earnings                                      90,259
          Total  stockholders'  equity  (deficiency)        121,359
TOTAL                                                     1,384,800
See  notes  to  financial  statements.

MIRAGE  AIR  SYSTEMS,  INC.  STATEMENT  OF  INCOME  YEAR  ENDED DECEMBER 31 1999
NET  SALES                                          $6,740,387
COST  OF  SALES:
Purchases                                           2,275,061
Subcontract                                         2,284,618
                                                    4,559,679
Administrative  expenses  (income):
Officer  salaries                                     650,830
Salaries  and  Wages                                  790,565
Rent  and  utilities                                  314,353
Professional  Fees                                      7,620
Travel                                                 79,484
Payroll  taxes                                         97,976
Contributions                                             550
Employee  benefits                                     40,000
Miscellaneous  Taxes                                    4,042
Stationery  and  supplies                               3,449
Office  Expenses                                       46,891
Interest  expense                                       6,087
Insurance                                             145,960
Depreciation  and  amortization                        33,142
Other  administrative  expenses                        10,448
Total  costs  and  expenses  -  net                 2,221,397
INCOME  BEFORE  PROVISION  FOR  INCOME  TAXES        (40,689)
PROVISION  FOR  INCOME  TAXES  (Note  7)
NET  INCOME                                          (40,689)
See  notes  to  financial  statements.

MIRAGE AIR SYSTEMS, INC. STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY) YEARS ENDED DECEMBER 31, 1999

                                          Additional                  Total
                        Common   Stock     Paid-in    Retained     Stockholders'
                        Shares   Amount    Capital    Earnings        Equity
BALANCE,                   100   31,100                130,948        162,048
JANUARY  1,  1999
Net  income  (loss)          -        -          -     (40,689)       (40,689)
BALANCE,                   100   31,100   $     -     $ 90,259     $  121,359
DECEMBER  3l,  1999
See  notes  to  financial  statements.

MIRAGE AIR SYSTEMS. INC. STATEMENT 0F CASH FLOWS YEAR ENDED DECEMBER 31 1999 OPERATING ACTIVITIES:

Net  income                                            $  (40,689)
Adjustments  to  reconcile  net  income  to  net cash
provided by operating activities:
Depreciation  and  amortization                            33,142
Deferred  income  taxes                                    (5,121)
Changes  in  operating  assets  and  liabilities:
Accounts  receivable                                     (619,800)
Prepaid  expenses                                          (5,068)
Accounts  payable  and  accrued  expenses                 631,232
Net  cash  provided  by  operating  activities              6,304
INVESTING  ACTIVITIES:
Purchases  of  property  and  equipment                   (36,560)
Cash  paid  for  security  deposits                        (1,700)
Net  cash  used  in  investing  activities                (38,260)
FINANCING  ACTIVITIES:
Proceeds  from  note  payable                              (6,056)
Payment  of  loans  to  shareholders                        5,599
Net  cash  used  in  financing  activities                   (457)
NET  INCREASE  IN  CASH  AND  CASH  EQUIVALENTS           (45,021)
CASH  AND  CASH  EQUIVALENTS,  BEGINNING  OF  YEAR        125,316
CASH  AND  CASH  EQUIVALENTS,  END  OF  YEAR               80,295
SUPPLEMENTAL  DISCLOSURES  OF  CASH  FLOW  INFORMATION:
Cash  paid  during  the  year  for:
Interest                                                    1,155
Income  taxes                                                   -
See  notes  to  financial  statements.

MIRAGE  AIR  SYSTEMS,  INC.  NOTES  TO  FINANCIAL  STATEMENTS
YEAR  ENDED  DECEMBER  31,1999

1.  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Mirage Air Systems, Inc, (the "Company") was formed on November 2,1989. The Company is in the business of heating, ventilation and air conditioning installation. The Company's sole location is in Long Island, NY.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash and Cash Equivalents - The Company considers all highly liquid temporary investments with original maturities of less than 90 days to be cash equivalents.
Depreciation and Amortization - Depreciation and amortization of property and equipment is computed using the straight-line method over the following estimated useful lives:

Automobiles  &  Trucks       5  years
Furniture  and  fixtures     7  years
Office  equipment            7  years
Machinery  and  Equipment    7  years

Impairment of, Long-Lived Assets - The Company reviews its long-lived assets, including property and equipment and identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

Income Taxes - The Company accounts for income taxes by recognizing deferred tax assets and liabilities of the expected future lax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred lax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (Note 7).

Revenue Recognition - The Company recognizes income when the related heating, ventilation and air conditioning services are provided.
Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities clad disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY  AND  EQUIPMENT  -  NET

Property  and  equipment  at  December  31,  1999  consist  of  the  following:

Automobiles  &  Trucks                          $  183,551
Furniture  and  fixtures                            10,550
Office  equipment                                   10,253
Machinery  and  Equipment                           60,826
Total,  at  cost                                   265,180
Less accumulated depreciation and amortization         228
Property  and  equipment  -  net                $  128,952

NOTES  PAYABLE
Notes  payable  at  December  31,  1999  consist  of  the  following:

Note  payable                                  68,963
                                               68,963
Less  current  portion                        (31,409)
Long-term  portion                            $37,554

Interest expense related to the note payable was approximately $6,087 for the year ended December 31, 1999.

5.  COMMITMENTS

Lease Agreements - The Company is obligated under noncancelable operating lease agreements for the rental of machinery and equipment through April 2003.
Minimum rental commitments at December 31, 1999 under all noncancelable operating leases are as follows:

Year  Ending  December  3,     2000                Amount
2000                                               31,578
2001                                               29,870
2002                                               21,173
2003                                                5,867
Total                                              88,488

Rent  expense  for  the years ended December 31, 1999 was approximately $29,792.

6.  PROFIT-SHARING  PLAN

The Company has a qualified profit-sharing plan for all employees who have one year of service with the Company. Participants vest 20% after the first year, 40% after the second year, 60% after the third year, 80% after the fourth year, and after five years they would be fully vested. The Company's contribution to the plan was approximately $40,000 for the year ended December 31, 1999.

7.  INCOME  TAXES

Under the provisions of SFAS 109, deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations affect taxable income. Valuation allowances have bean established to reduce deferred tax assets to the amount expected to be realized.

The composition of the Company's net deferred taxes at December 31, 1999 is as follows:

Deferred  tax  assets                           $  2,242
Deferred  tax  liabilities                             -
Less  valuation  allowances                       (2,242)
Net                                             $      -

Deferred tax assets consist principally of depreciable tax basis of property and equipment in excess of book basis and net operating loss carryforwards.

8.  NOTES  PAYABLE  TO  SHAREHOLDER

The Company owes $6,085 to a shareholder of the Company at December 31, 1999. The note is payable on demand, with no interest payable. The note is secured by all of the assets of the Company.

MIRAGE AIR SYSTEMS, INC. financial Statements for the Year Ended December 31, 1998, and Independent Auditors' Report MIRAGE AIR SYSTEMS, INC.

TABLE  OF  CONTENTS  INDEPENDENT  AUDITORS' REPORT
FINANCIAL  STATEMENTS  FOR  THE  YEAR  ENDED  DECEMBER  31,  1998:

Balance  Sheet
Statement  of  Income
Statement  of  Stockholders'  Equity  (Deficiency)
Statement  of  Cash  Flows
Notes  to  Financial  Statements
Peter Maniscalco Certified Public Accountant 500 North Broadway Suite 163 Jericho, New York 11753 Office 516 827-1100 Fax 516 827-1101

INDEPENDENT  AUDITORS'  REPORT

To the Board of Directors and Stockholders Of Mirage Air Systems, Inc. Bohemia, New York

I have audited the accompanying balance sheets or Mirage Air Systems, Inc. (the "Company") as of December 31, 1998, and the related statements of income, stockholders equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require, that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, such financial statements present fairly, in all material aspects, the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Peter  Maniscalco  /s/  August  10,  2000

BALANCE  SHEET  DECEMBER  31,  1998
ASSETS
                                                      CURRENT  ASSETS:

Cash  and  cash  equivalents  (Note  2)                     $  125,316
Accounts  receivable                                           529,943
Prepaid  expenses                                               13,454
Deferred  income  taxes  (Note  7)
Total  current  assets                                         668,713
PROPERTY  AND  EQUIPMENT-  Net  (Note  3)                      125,534
DEFERRED  INCOME  TAXES  (Notes  2  and  7)
SECURITY  DEPOSITS                                               5,588
TOTAL                                                       $  799,835
LIABILITIES  AND  STOCKHOLDERS'  EQUITY  (DEFICIENCY)
CURRENT  LIABILITIES,
Accounts  payable  and  accrued  expenses                   $  557,161
Income  taxes  payable                                               -
Total  current  liabilities                                    557,161

NOTES  PAYABLE  (Note  4)
LOANS  TO  SHAREHOLDERS  (Note  8)
DEFERRED  INCOME  TAXES  (Notes  2  and  7)

TOTAL  LIABILITIES                                               637,787
STOCKHOLDERS'  EQUITY  (DEFICIENCY)
Common  stock,  no  par  value  -  l00  shares  issued            31,100
Retained  Earnings                                               130,948
Total  stockholders'  equity  (deficiency)                       162,048
TOTAL                                                         $  799,835

See  notes  to  financial  statements.

MIRAGE  AIR  SYSTEMS,  INC.  STATEMENT  OF  INCOME  YEAR  ENDED DECEMBER 31 1998
NET  SALES                                         $  3,731,710
COST  0F  SALES
Purchases                                               345,883
Subcontract                                           1,786,494
Administrative  expenses  (income)
Officer  Salaries                                       377,060
Salaries  and  Wages                                    504,144
Rent  and  utilities                                    200,751
Professional  fees                                       11,426
Travel           54,457
Payroll  taxes                                           57,460
Contributions                                               425
Employee  benefits                                       75,000
Miscellaneous  Taxes                                     19,100
Stationery  and  supplies                                 1,013
Office  Expenses                                         36,203
Interest  expense                                        11,273
Insurance                                               124,872
Depreciation  and  amortization                          49,948
Other  administrative  expenses                          12,011
Total  costs  and  expenses  -  net                   1,541,172
INCOME  FROM  OPERATIONS                                 58,161
OTHER  INCOME  (EXPENSE)
Loss  on  sale  of  stock                               (11,281)
INCOME  BEFORE  PROVISION  FOR  INCOME  TAXES            46,880
PROVISION  FOR  INCOME  TAXES  (Note  7)                 15,903
NET  INCOME                                           $  30,977

See  notes  to  financial  statements.

MIRAGE  AIR  SYSTEMS,  INC.
STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIENCY)YEARS ENDED DECEMBER 31. 1998
                                          Additional                  Total
                        Common    Stock     Paid-in    Retained    Stockholders'
                        Shares    Amount    Capital    Earnings       Equity
BALANCE, JANUARY 1, 1998   100    31,100                 99,971          131,071
Net  income                            -                 30,977           30,977
BALANCE, DECEMBER 31, 1998 100  $ 3l,100        -   $  130,948          $162,048

See  notes  to  financial  statements.

MIRAGE AIR SYSTEMS, INC. STATEMENT OF CASH FLOWS YEAR ENDED DECEMBER 31,1998 OPERATING ACTIVITIES:

Net  income                                                   $30,977
Adjustments  to  reconcile  net  income  to  net  cash
  provided  by  operating  activities:
Depreciation  and  amortization                                49,948
Deferred  income  taxes                                         5,121
Changes  in  operating  assets  and  liabilities:
Accounts  receivable                                          175,720
Prepaid  expenses                                             (11,194)
Accounts  payable  and  accrued  expenses                    (197,805)
Net  cash  provided  by  operating  activities                 52,767
INVESTING  ACTIVITIES:
Purchases  of  property  and  equipment                       (54,254)
Cash  paid  for  security  deposits                            (3,498)
Net  cash  used  in  investing  activities                     57,748
FINANCING  ACTIVITIES:
Proceeds  from  note  payable                                  29,205
Payment  of  loans  to  shareholders                           (3,500)
Net  cash  used  in  financing  activities                     25,705
NET  INCREASE  IN  CASH  AND  CASH  EQUIVALENTS                20,724
CASH  AND  CASH  EQUIVALENTS,  BEGINNING  OF  YEAR            104,592
CASH  AND  CASH  EQUIVALENTS,  END  OF  YEAR               $  125,316
SUPPLEMENTAL  DISCLOSURES  OF  CASH  FLOW  INFORMATION:
Cash  paid  during  the  year  for:
Interest                                                   $   11,131
Income  taxes                                              $   10,845

See  notes  to  financial  statements.

MIRAGE  AIR  SYSTEMS, NOTES TO FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 1998

1.  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

Mirage Air Systems, Inc. (the "Company") was formed on November 2, 1989. The Company is in the business of heating, ventilation and air conditioning installation. The Company's sole location is in Long Island, NY.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash arid Cash Equivalents - The Company considers all highly liquid temporary investments with original maturities of less than 90 days to be cash equivalents.

Depreciation and Amortization - Depreciation and amortization of property and equipment is computed using the straight-line method over the following estimated useful lives:

Automobiles  &  Trucks                                 5  years
Furniture  and  fixtures                               7  years
Office  equipment                                      7  years
Machinery  and  equipment                              7  years

Impairment of Long-Lived Assets - The Company reviews its long-lived assets, including property and equipment and identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company calculates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

Income Taxes - The Company accounts for income taxes by recognizing deferred tax assets and liabilities of the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse (Note 7).

Revenue Recognition - The Company recognizes income when the related heating, ventilation and air conditioning services are provided.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make: estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY  AND  EQUIPMENT  -  NET

Property  and  equipment  at  December  31,  1998  consist  of  the  following:

Automobiles  &  Trucks                                   $ 146,991
Furniture  and  fixtures                                    10,550
Office  equipment                                           10,253
Machinery  and  Equipment                                   60,826
Total,  at  cost                                           228,620
Less  accumulated  depreciation  and  amortization         103,086
Property  and  equipment  -  net                         $ 125,534

4.  NOTES  PAYABLE

Notes  payable  at  December  31,  1998  consist  of  the  following:

Note  payable                                            $  75,019
Less  current  portion                                     (36,522)
Long-term  portion                                       $ (36,522)

Interest expense related to the note payable was approximately $11,000 for the year ended December 31, 1998.

5.  COMMITMENTS

Lease Agreements - The Company is obligated under noncancelable operating lease agreements for the rental of machinery and equipment through April 2003.
Minimum rental commitments at December 31, 1998 under all noncancelable operating leases are as follows:

Year Ending December 31,                Amount
1999                                $   24,436
2000                                    24,436
200l                                    22,728
2002                                    17,602
2003                                     5,867
Total                               $   95,069

Rent  expense  for  the years ended December 31, 1998 was approximately $13,782.

6.  PROFIT-SHARING  PLAN

The Company has a qualified profit-sharing plan for all employees who have one year of service with the Company, Participants vest 20% after the first year, 40% after the second year, 60% after the third year, 80% after the fourth year, and after five years they would be fully vested. The Company's contribution to the plan was approximately $75,000 for the year ended December 31, 1998.

7.  INCOME  TAXES

The provision for income taxes for the year ended December 31, 1998 is comprised of the following components (Note 2):

Federal                                            $     4,881
State                                                    2,603
Total  current  provision                                7,484
Deferred  provision  (benefit):
Federal                                                  3,174
State                                                    1,947
Total  deferred  provision  (benefit)                    5,121
Total  provision  for  income  taxes                 $  12,605

At December 31, 1998, the net deferred tax liabilities consisted of the following:

Noncurrent:
Federal                                                     3,174
State                                                       1,947
Noncurrent  deferred  tax  liabilities                      5,121
Net  deferred  tax  liabilities                             5,121

At December 31, 199$, the net deferred tax liabilities consisted of the following:

Property  and  equipment                                   5,121
Net  deferred  tax  liabilities                            5,121

5.  NOTES  PAYABLE  TO  SHAREHOLDER

The  Company  owes $486 to a shareholder of the Company at December 31,1998. The note is payable on demand, with no interest payable. The note is secured by all of the assets of the Company.

PART  II

          Information  Not  Required  in  prospectus

Item  13.  Other  Expenses  of  Issuance  and  Distribution.

     The estimated expenses of this offering, all of which will be paid by Registrant, are as follows:

     SEC  Registration  Fee                                               $2,640
     National  Association  of  Securities  Dealers,  Inc.  Fee            1,500
     Nasdaq  Listing  Fee                                                  6,000
Accounting  Fees  and  Expenses                                            3,000
Registrant's  Legal  Fees  and  Expenses                                   1,500
Blue  Sky  Expenses  and  Counsel  Fees                                    7,000
Printing  and  Engraving  Fees                                             4,000
Transfer  Agent  and  Registrar's  Fees  and  Expenses                     1,000
Document  Preparation                                                      9,950
Miscellaneous  Expenses                                                        *


Total                                                                   ___*____


*    To  be  completed  by  amendment.

Item  14  Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Restated Articles of Incorporation, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant for expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  Registrant  hereby  undertakes:

     (1) For purposes of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Item  15.  Recent  Sales  of  Unregistered  Securities

     There  has  been  no  recent  sale  of  securities.

Item  16.  Exhibits.

Exhibits listed below are filed as part of the Registration Statement pursuant to Item 601 of Regulation S-B

1       Underwriting  Agreement  [Form].
3.1 Articles of Incorporation of Power Save International, Inc., Amendment dated October 8, 1999.
3.2     By-Laws  of  Power  Save  International,  Inc.
3.3     Specimen  of  Security.
3.4     Form  of  Subscription  Agreement.
5.1     Opinion  of  Counsel.  *
10.1  * Share  Purchase  Agreement  for  Mirage  Air  Systems,  Inc.
10.2    Lock-Up  Agreement  between  the  Company  and  Balmer.*  [Form]
10.3    Escrow  Agreement between the Company, The Business Bank and Three
        Arrows.
23.1    Consent  of  the  auditor,  David  T.  Thomason,  P.C.
23.2    Consent of the auditor for Mirage Air Systems, Inc., Peter Maniscolo,
        CPA *
23.3    Consent  of  Attorney,  *
24      Power  of  Attorney  (Signature  Page).
99.1 * Exclusive Cogeneration Commercial Distributor-Dealer Marketing License Agreement Between XYZ Corporation and Power Save International, Inc.
99.2  * "The  Proof  is  in  the Free Trial Offer Results, 'No Out of Pocket
Cost'"

*  To  be  filed  by  amendment.


Item  17.  Undertakings.

     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to Rule 415 under the Securities Act, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the total dollar value of securities offered, if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser. 0

                                 SIGNATURE PAGE

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has duly caused this registration statement to be signed on its behalf by the undersigned in the State of Florida on March 22, 2000.

               Registrant:  Power Save International, Inc.

               ____________________________
               Scott  Balmer,  Chairman


26 POWER  OF  ATTORNEY  TO  SIGN  AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Scott Balmer with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                               Principal Officers
Burton  D.  O'Donald
Signature                      CEO                              March  16,  2000
Raymond  H.  Bolduc  II
Signature                      President,  COO,  CFO            March  16,  2000
Victor  V.  Vurpillat          VP,  Acquisitions
Signature
Mary  Jane  Balmer             Interim Secretary and Treasurer  March  16,  2000

                               Directors
Scott  E.  Balmer
Signature                      /s/                              March  16,  2000
Burton  D.  O'Donald
Signature                      /s/                              March  16,  2000
Mary  Jane  Balmer
Signature                      /s/                              March  16,  2000


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